Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280933

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 27, 2024

REPUBLIC OF INDONESIA

US$1,100,000,000 4.350% Bonds Due 2031

US$1,100,000,000 4.950% Bonds Due 2036

US$500,000,000 5.475% Bonds Due 2056

The Republic of Indonesia (the “Republic”) is offering US$1,100,000,000 in aggregate principal amount of its 4.350% bonds due 2031 (the “2031 Bonds”), US$1,100,000,000 in aggregate principal amount of its 4.950% bonds due 2036 (the “2036 Bonds”) and US$500,000,000 in aggregate principal amount of its 5.475% bonds due 2056 (the “2056 Bonds,” and, together with the 2031 Bonds and the 2036 Bonds, the “Bonds”). Interest on the 2031 Bonds, the 2036 Bonds and the 2056 Bonds will accrue from January 21, 2026 and be payable semi-annually in arrears on February 21 and August 21 of each year until redemption or maturity, except that the first payment of interest will be made on August 21, 2026. The Republic may redeem the Bonds, in whole or in part, before maturity on the terms described herein.

The Bonds contain “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to January 8, 2015, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture (including the Bonds) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

Application will be made for the listing of the Bonds on the Singapore Exchange Securities Trading Limited (“SGX-ST”) and the Open Market of the Frankfurt Stock Exchange. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Bonds to the official list of the SGX-ST is not to be taken as an indication of the merits of the Republic or the Bonds.

You should read this prospectus supplement and the accompanying prospectus carefully. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of these documents.

The U.S. dollar-denominated Bonds will be represented by one or more global Bonds registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. The Republic expects to deliver the Bonds to investors in registered book-entry form only through the facilities of DTC for the U.S. dollar-denominated Bonds.

	2031 Bonds			2036 Bonds			2056 Bonds
	Per Bond	Total		Per Bond	Total		Per Bond	Total
Price to investors	99.770%	US$	1,097,470,000	99.602%	US$	1,095,622,000	99.627%	US$	498,135,000
Underwriting discounts and commissions	0.040%	US$	438,988	0.040%	US$	438,248.8	0.040%	US$	199,254
Proceeds, before expenses, to the Republic	99.730%	US$	1,097,031,012	99.562%	US$	1,095,183,751.2	99.587%	US$	497,935,746

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Joint Bookrunners

ANZ	BofA Securities	Morgan Stanley	Natixis	Société Générale Corporate & Investment Banking

Domestic Dealers

PT BNI Sekuritas	BRI Danareksa Sekuritas	PT Trimegah Sekuritas Indonesia Tbk

The date of this prospectus supplement is January 12, 2026.

You should read this prospectus supplement along with the prospectus that accompanies it. You should rely only on the information contained or incorporated by reference in this document and the accompanying prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This document and the accompanying prospectus may only be used for the purposes for which they have been published. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement or the accompanying prospectus, as applicable. Terms used herein but not otherwise defined shall have the meaning given to them in the prospectus that accompanies this prospectus supplement.

INTRODUCTORY STATEMENTS

This prospectus supplement supplements the accompanying prospectus dated August 27, 2024, relating to the Republic’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

The Republic accepts responsibility for the information that is contained in this prospectus supplement and the prospectus that accompanies it. To the best of the knowledge and belief of the Republic (which has taken all reasonable care to ensure that such is the case), the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Republic is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against the Republic. See “Description of the Securities — Debt Securities — Enforcement” in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Bonds may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any applicable restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer, and it is prohibited to use them to make an offer, in any state or country in which the making of the offering of the Bonds is prohibited. For a description of some restrictions on the offering and sale of the Bonds and the distribution of this prospectus supplement and the accompanying prospectus, see “Underwriting” on page S-59.

Prohibition of Sales to EEA Retail Investors — The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, (as amended “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to UK Retail Investors — The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Bonds has led to the conclusion that: (i) the target market for the Bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Bonds (a “MiFIR distributor”) should take into consideration the manufacturers’ target market assessment; however, a MiFIR distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom and (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to capital market intermediaries and prospective investors pursuant to paragraph 21 of the Hong Kong SFC Code of Conduct — Important Notice to Prospective Investors: Prospective investors should be aware that certain intermediaries in the context of this offering of the Bonds, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “Code”). This notice to prospective investors is a summary of certain obligations the Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the Code.

Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or its group companies would be considered under the Code as having an association (“Association”) with the Republic, the

CMI or the relevant group company. Prospective investors associated with the Republic or any CMI (including its group companies) should specifically disclose this when placing an order for the Bonds and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order.” If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order.” Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private bank(s) which acts as a CMI in connection with this offering (“Private Banks”)) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the Code, including to the Republic, any OCs, relevant regulators and/or any other third parties as may be required by the Code, it being understood and agreed that such information shall only be used for the purpose of complying with the Code, during the bookbuilding process for the offering. Failure to provide such information may result in that order being rejected.

Unless otherwise indicated, all references in this prospectus to “Rupiah” or “Rp” are to the currency of Indonesia, those to “dollars,” “U.S. dollars,” “U.S.$ “ or “US$” are to the currency of the United States of America, those to “Euro” or “€” are to the currency of the European Union, those to “SDR” are to Special Drawing Rights of the International Monetary Fund (“IMF”) and those to “ID” are to Islamic Dinars of the Islamic Development Bank. References in this document to “Indonesia” or the “Republic” are to the Republic of Indonesia and references to the “Government” are to the Government of Indonesia.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully.

Issuer	Republic of Indonesia.

Bonds

The US$1,100,000,000 4.350% Bonds due 2031 (the “2031 Bonds”), the US$1,100,000,000 4.950% Bonds due 2036 (the “2036 Bonds”) and the US$500,000,000 5.475% Bonds due 2056 (the “2056 Bonds,” together with the 2031 Bonds and the 2036 Bonds, the “Bonds”). The Bonds are being issued under the Indenture dated as of December 11, 2017 (as amended from time to time, the “Indenture”).

Issue Price	For the 2031 Bonds, 99.770% of the principal amount of the 2031 Bonds.

For the 2036 Bonds, 99.602% of the principal amount of the 2036 Bonds.

For the 2056 Bonds, 99.627% of the principal amount of the 2056 Bonds.

Maturity	The 2031 Bonds: February 21, 2031.

The 2036 Bonds: February 21, 2036.

The 2056 Bonds: February 21, 2056.

Interest

The 2031 Bonds will bear interest from January 21, 2026 at a rate of 4.350% per annum. Interest will be paid on February 21 and August 21 of each year, except that the first payment of interest will be made on August 21, 2026.

The 2036 Bonds will bear interest from January 21, 2026 at a rate of 4.950% per annum. Interest will be paid on February 21 and August 21 of each year, except that the first payment of interest will be made on August 21, 2026.

The 2056 Bonds will bear interest from January 21, 2026 at a rate of 5.475% per annum. Interest will be paid on February 21 and August 21 of each year, except that the first payment of interest will be made on August 21, 2026.

Withholding Tax and Additional Amounts

The Republic will make all payments of principal, premium (if any) and interest on the Bonds without withholding or deduction on account of any present or future taxes, duties, assessments or other government charges withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders, subject to specified exceptions, the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount they would have received without this withholding or deduction. See “Description of the Securities — Additional Amounts” in the accompanying prospectus.

Further Issues

The Republic may, from time to time, without the consent of holders of the debt securities of a series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price and the first payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, (b) in a “qualified reopening” of the debt securities; or (c) with no greater amount of original issue discount than the previously outstanding debt securities as of the date of the issue of such additional debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities. See “Description of the Securities — Further Issues” in the accompanying prospectus.

Form and Settlement

The Bonds to be delivered to investors will be issued in global form and registered in the name of the clearing system or its nominee or custodian. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe. See “Description of the Bonds — Global Bonds.”

Denominations	The Republic will issue the U.S. dollar-denominated Bonds only in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

Status of the Bonds

The Bonds will constitute direct, general, unconditional and unsubordinated obligations of the Republic for which the full faith and credit of the Republic is pledged. The Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of the Bonds ratably with payments being made under any other public external indebtedness. See “Description of the Securities — Status” in the accompanying prospectus.

Negative Pledge

The Bonds will contain certain covenants, including a negative covenant that will restrict the Republic from creating or permitting to exist (subject to certain exceptions) any security interest on any of its present or future revenues or assets. See “Description of the Securities — Negative Pledge” in the accompanying prospectus.

Optional Redemption	The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the 2031 Bonds, in whole or in part, at any time or from time to time on or after the date that is one month prior to the maturity date of the 2031 Bonds, prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such 2031 Bonds to the date of redemption.

The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the 2036 Bonds, in whole or in part, at any time or from time to time on or after the date that is three months prior to the maturity date of the 2036 Bonds, prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such 2036 Bonds to the date of redemption.

The Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the 2056 Bonds, in whole or in part, at any time or from time to time on or after the date that is six months prior to the maturity date of the 2056 Bonds, prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such 2056 Bonds to the date of redemption.

Use of Proceeds	The Republic intends to use the net proceeds from the sale of the Bonds offered by this prospectus supplement for the general purposes of the Republic.

Collective Action

The Bonds contain “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to January 8, 2015, modifications affecting the reserve matters listed in the Indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the Indenture (including the Bonds) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities. See “Description of the Securities — Meeting, Amendments and Waivers — Collective Action” in the accompanying prospectus.

Governing Law

New York; provided, however, that all matters governing the Republic’s authorization and execution of the Indenture and the Bonds will be governed by, and construed in accordance with, the laws of Indonesia.

Listing	Application will be made for listing on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) and application will be made for listing on the Frankfurt Stock Exchange.

Taxation

See “Taxation” in this prospectus supplement and the accompanying prospectus for a discussion of the U.S. federal and Indonesian tax consequences associated with an investment in the Bonds. Investors should consult their own tax advisors in determining the tax consequences of the purchase, ownership and disposition of the Bonds.

Trustee	The Bank of New York Mellon.

Registrar and Transfer Agent

With respect to the Bonds of any series to be held through Euroclear and/or Clearstream, The Bank of New York Mellon SA/NV, Luxembourg Branch (previously known as The Bank of New York Mellon (Luxembourg) S.A.) will act as Registrar and Transfer Agent. With respect to the Bonds of any series to be held through DTC, The Bank of New York Mellon will act as Registrar and Transfer Agent.

Paying Agent

With respect to the Bonds of any series to be held through DTC, The Bank of New York Mellon will act as paying agent in The City of New York, USA. The Bank of New York Mellon, London Branch will act as paying agent in the City of London, England for any Bonds held through Euroclear and Clearstream.

USE OF PROCEEDS

The Republic intends to use the net proceeds from the sale of the Bonds offered by this prospectus supplement for the general purposes of the Republic.

RECENT DEVELOPMENTS

The information below has been reproduced from Exhibit 99.E to Amendment No. 4 to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024. This section does not contain all of the information that may be important to you as a potential investor in the Bonds. The Republic urges you to read the annual report and the amendment thereto, and all other information that is incorporated by reference into this prospectus before making an investment decision with respect to the Bonds.

REPUBLIC OF INDONESIA

Recent Developments

Preliminary Full-Year Realization Results for 2025 Budget

On January 8, 2026, the Ministry of Finance announced preliminary realization figures for the 2025 budget. Based on the announcement, the realized Government revenues for 2025 are expected to reach Rp2,756.3 trillion, representing a decrease of 3.3% from Rp2,850.6 trillion for 2024. The realized revenues for 2025 comprise total tax revenues that are expected to be Rp2,217.9 trillion, representing a decrease of 0.6% from Rp2,231.8 trillion for 2024, and total non-tax revenues that are expected to be Rp534.4 trillion, representing a decrease of 8.6% from Rp584.1 trillion for 2024.

Based on the announcement, the realized Government expenditures for 2025 are expected to be Rp3,451.4 trillion, representing an increase of 2.7% from Rp3,359.8 trillion for 2024. Out of the realized Government expenditures, total central Government expenditures are expected to be Rp2,602.3 trillion, representing an increase of 4.3% from Rp2,496.2 trillion for 2024, and total transfers to regions and rural fund are expected to be Rp849.0 trillion, representing a decrease of 1.7% from Rp863.5 trillion for 2024.

As a result, the Government expects to realize a primary balance of a deficit of Rp180.7 trillion in 2025, compared to a surplus of Rp20.7 trillion in 2024. The total deficit is expected to be Rp695.1 trillion for 2025, representing 2.92% of the assumed GDP in the 2025 budget.

The preliminary 2025 budget realization results described above are preliminary and subject to finalization and audit by the Government in the ordinary course. The actual 2025 budget realization results may differ materially from what are described herein and, as such, undue reliance should not be placed on these preliminary results. See “Forward-Looking Statements.”

Progress to-date on US Tariffs

Negotiations on details of the trade agreement and its implementation have been ongoing. The Government believes that the Republic and the U.S. have agreed on all substantial issues and expects the two countries to sign a trade agreement in the immediate term.

Selected Key Economic Indicators

The following table sets forth certain of the Republic’s principal economic indicators as of and for the specified dates and periods.

Selected Key Economic Indicators

	Year Ended December 31,					Nine Months Ended September 30,
	2020L	2021L	2022L	2023L	2024P	2025P
National account and prices:
Real GDP growth (period-on-period)	(2.1)%	3.7%	5.3%	5.1%	5.0%	5.0%
Per capita GDP (in millions of Rupiah)	56.9	62.2	71.0	75.0	78.6	N/A
Per capita GDP (in U.S. dollars)(1)	3,912	4,350	4,784	4,856	4,960	N/A
Inflation rate (year-on-year change in CPI)	1.7%	1.9%	5.5%	2.6%	1.6%	2.9	%(2)
External sector:
Current account (% of GDP)	(0.4)%	0.3%	1.0%	(0.1)%	(0.6)%	0.1%
Fiscal account:
Budget (deficit) / surplus (% of GDP)	(6.1)%	(4.6)%	(2.4)%	(1.6)%	(2.3)%	(1.6)%
External debt of the central Government (in trillions of Rupiah)	2,041.0	2,077.8	2,302.7	2,346.0	2,525.1	2,715.0
Debt service ratio (% of Government revenue)	47.3%	45.0%	34.5%	38.5%	42.9%	74.7%

Sources: Statistics Indonesia (Badan Pusat Statistik (“BPS”)), BI and Ministry of Finance

L	LKPP (Financial Report of Central Government/Audited).
P	Preliminary.
N/A	Not available.
(1)

Per capita GDP in U.S. dollars has been converted from Rupiah into U.S. dollars and the U.S. dollar amounts of external debt of the central Government have been converted into Rupiah at the following exchange rates per U.S. dollar: Rp14,556 per U.S. dollar for 2020, Rp14,309 per U.S. dollar for 2021, Rp14,848 per U.S. dollar for 2022, Rp15,439 per U.S. dollar for 2023 and Rp15,849 per U.S. dollar for 2024. These exchange rates are calculated by BPS with reference to the weighted average monthly exchange rates applicable to export and import transactions for each month in a given period.

(2)	As of December 31, 2025.

Economy and Gross Domestic Product

Principal Sectors of the Economy

The tables below show the composition of Indonesia’s GDP by sector at current prices and constant prices, respectively, for the periods indicated.

Gross Domestic Product by Industry

(at current prices)

	Nine Months Ended September 30,
	2024P	%	2025P	%
	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	300,069	1.8	309,764	1.8
Non-Coal, Oil and Gas Manufacturing Industries	2,817,241	17.1	3,051,585	17.3

Total Manufacturing Industry	3,117,311	18.9	3,361,350	19.0
Wholesale and Retail Trade, Repair of Motor Vehicles and Motorcycles	2,153,002	13.1	2,322,479	13.1
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting & Agriculture Services	1,644,034	10.0	1,876,083	10.6
Forestry and Logging	98,073	0.6	97,230	0.6
Fishery	407,534	2.5	435,971	2.5

Total Agriculture, Forestry, and Fishery	2,149,641	13.1	2,409,284	13.6
Mining and Quarrying
Oil, Gas and Geothermal Mining	394,597	2.4	393,600	2.2
Coal and Lignite Mining	616,812	3.7	593,148	3.4
Metal Ore	254,307	1.5	307,178	1.7
Other Mining and Quarrying	225,172	1.4	241,812	1.4

Total Mining and Quarrying	1,490,888	9.1	1,535,737	8.7
Construction	1,641,854	10.0	1,716,080	9.7
Government Administration, Defence, Compulsory Social Security	504,429	3.1	537,856	3.0
Information and Communication	713,824	4.3	778,892	4.4
Transportation and Warehousing	1,006,943	6.1	1,083,808	6.1
Financial and Insurance Service	693,702	4.2	725,733	4.1
Education Service	452,899	2.8	487,703	2.8
Other*	1,851,673	11.2	1,999,353	11.3

Gross Value Added at Basic Prices	15,776,165	95.8	16,958,274	96.0
Taxes less Subsidies on Products	687,869	4.2	714,699	4.0

Total GDP	16,464,034	100.0	17,672,973	100.0

Source: BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Gross Domestic Product by Industry

(at constant 2010 prices)

	Nine Months Ended September 30,
	2024P	%	2025P	%
	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	163,547	1.7	173,809	1.7
Non-Coal, Oil and Gas Manufacturing Industries	1,783,170	18.5	1,875,329	18.6

Total Manufacturing Industry	1,946,717	20.2	2,049,138	20.3
Wholesale and Retail Trade, Repair of Motor Vehicles and Motorcycles	1,254,107	13.0	1,320,571	13.1
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting & Agriculture Services	871,957	9.1	928,863	9.2
Forestry and Logging	47,533	0.5	46,755	0.5
Fishery	215,439	2.2	220,304	2.2

Total Agriculture, Forestry, and Fishery	1,134,928	11.8	1,195,922	11.8
Mining and Quarrying
Oil, Gas and Geothermal Mining	185,478	1.9	187,298	1.9
Coal and Lignite Mining	240,551	2.5	233,654	2.3
Metal Ore	136,255	1.4	130,291	1.3
Other Mining and Quarrying	143,095	1.5	151,092	1.5

Total Mining and Quarrying	705,379	7.3	702,335	6.9
Construction	929,196	9.7	964,399	9.5
Government Administration, Defence, Compulsory Social Security	300,410	3.1	314,285	3.1
Information and Communication	645,533	6.7	700,010	6.9
Transportation and Warehousing	447,343	4.6	486,305	4.8
Financial and Insurance Service	391,158	4.1	401,537	4.0
Education Service	270,884	2.8	285,992	2.8
Other*	1,195,811	12.4	1,276,433	12.6

Gross Value Added at Basic Prices	9,221,465	95.8	9,696,926	96.0
Taxes less Subsidies on Products	402,075	4.2	408,667	4.0

Total GDP	9,623,540	100.0	10,105,593	100.0

Source: BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Manufacturing Industry

In the first nine months of 2025, the manufacturing sector grew by 5.3%, compared to the first nine months of 2024, driven by continued downstreaming activities and strong domestic demand. In the first nine months of 2025, the food and beverage subsector, which accounted for 34.7% of the manufacturing sector, grew by 6.2%, supported by an increase in domestic rice production and external demand for crude palm oil, dairy products, and frozen food products. Growth in the manufacturing sector was also bolstered by a growth of 16.0% in base metal industry, supported by rising export demand, particularly for iron and steel, nickel, and aluminum products. Additionally, the chemical, pharmaceutical and traditional medicine industry grew by 8.2% in line with the higher demand for health services and higher external demand for chemical materials.

Wholesale and Retail Trade, Repair of Motor Vehicles and Motorcycles

In the first nine months of 2025, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 5.3%, compared to the first nine months of 2024. This was driven by a growth of 6.5% in wholesale and retail trade of goods other than cars and motorcycles.

Agriculture, Forestry and Fishery

In the first nine months of 2025, the agriculture, forestry and fishery sector grew by 5.4%, compared to the first nine months of 2024. This was primarily due to a growth of 11.3% in food crops, in line with supportive measures such as the provision of additional subsidized fertilizer and agricultural machinery, as well as the improvement of irrigation infrastructure. The growth in agriculture, forestry and fishery was also supported by a growth of 8.1% in animal husbandry and a growth of 3.7% in plantation crops.

Mining and Quarrying

In the first nine months of 2025, the mining and quarrying sector contracted by 0.4%, compared to the first nine months of 2024. This was due to a contraction of 4.4% in metal ore mining and a contraction of 2.9% in coal and lignite mining, partially offset by a growth of 5.6% in mining and other excavations and a growth of 1.0% in oil, gas and geothermal mining.

Oil and Natural Gas

The following table sets forth the average price of Indonesian crude oil, measured by the ICP, for the periods indicated.

	Average Price of Crude Oil
	As of December 31,	As of September 30,
	2024P	2025P
	(in U.S. dollars per barrel)
ICP(1)	71.2	66.8

Sources:  Directorate General of Oil and Gas, Ministry of Energy and Mineral Resources

P	Preliminary.
(1)	For a description of the ICP, see “Certain Defined Terms and Conventions” in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024.

Construction

In the first nine months of 2025, the construction sector grew by 3.8%, compared to the first nine months of 2024, supported by infrastructure development, particularly national strategic projects such as public kitchens for free nutritious meals and public schools.

Transportation and Warehousing

In the first nine months of 2025, the transportation and warehousing sector grew by 8.7%, compared to the first nine months of 2024. In particular, rail transportation grew by 10.7%, land transportation grew by 9.9%, warehousing and transportation support services and post and courier increased by 9.6% and sea transportation grew by 9.0%. The growth in the transportation and warehousing sector was primarily supported by three factors: increased passenger and freight volumes across modes, a rise in domestic and international tourist trips, and higher container traffic and throughput.

Information and Communication

In the first nine months of 2025, the information and communication sector grew by 8.4%, compared to the first nine months of 2024. This growth was fueled by higher revenues from both wired and wireless telecommunications, an increase in the number of start-ups in Indonesia, increased production of Indonesian films, and the opening of new cinemas in several regions, including West Java and Banten.

Financial and Insurance Service

In the first nine months of 2025, the financial and insurance service sector grew by 2.7%, compared to the first nine months of 2024. This growth was primarily due to a growth of 1.5% in financial intermediary services and a growth of 7.9% in other financial services.

Other Sectors

None of the other sectors shown in the tables above comprised more than 5.0% of GDP, at either current prices or constant prices, for the periods indicated.

Gross Domestic Product by Expenditure

The following tables show the distribution of GDP in the Indonesian economy by expenditure at current prices and constant prices, respectively, for the periods indicated (at current prices).

Gross Domestic Product by Expenditure

(at current prices)

	Nine Months Ended September 30,
	2024P	%	2025P	%
	(in billions of Rupiah and percentage of GDP)
GDP	16,464,034	100.0	17,672,973	100.0
Add: Imports of goods and services	3,306,233	20.1	3,570,543	20.2

Total supply of goods and services	19,770,267	120.1	21,243,516	120.2

Less: Exports of goods and services	3,585,699	21.8	4,020,491	22.7

Total domestic expenditure	16,184,568	98.3	17,223,025	97.5

Allocation of total domestic expenditure:
Household consumption expenditure	8,916,869	54.2	9,537,286	54.0
NPISHs consumption expenditure	222,172	1.3	237,174	1.3
Government consumption expenditure	1,146,585	7.0	1,180,303	6.7

Total consumption	10,285,626	62.5	10,954,763	62.0

Gross domestic fixed capital formation	4,743,357	28.8	5,006,998	28.3
Change in inventories (residual)(1)	1,155,585	7.0	1,261,264	7.1

Total domestic expenditure	16,184,568	98.3	17,223,025	97.5

Source: BPS

P	Preliminary.
(1)	Includes statistical discrepancies.

Gross Domestic Product by Expenditure

(at constant 2010 prices)(1)

	Nine Months Ended September 30,
	2024[p]	%	2025[p]	%
	(in billions of Rupiah and percentage of GDP)
GDP	9,623,540	100.0	10,105,593	100.0
Add: Imports of goods and services	1,879,806	19.5	1,981,891	19.6

Total supply of goods and services	11,503,346	119.5	12,087,484	119.6

Less: Exports of goods and services	2,256,150	23.4	2,462,115	24.4

Total domestic expenditure	9,247,195	96.1	9,625,369	95.2

Allocation of total domestic expenditure:
Household consumption expenditure	5,074,972	52.7	5,325,631	52.7
NPISHs consumption expenditure	128,310	1.3	134,764	1.3
Government consumption expenditure	644,127	6.7	653,144	6.5

Total consumption	5,847,409	60.8	6,113,538	60.5

Gross domestic fixed capital formation	2,944,161	30.6	3,083,096	30.5
Change in inventories (residual)(2)	455,625	4.7	428,736	4.2

Total domestic expenditure	9,247,195	96.1	9,625,369	95.2

Source: BPS

P	Preliminary.
(1)	Calculated with calendar year 2010 as the Base Year.
(2)	Includes statistical discrepancies.

Inflation

The following table set forth the Consumer Price Index, or CPI, as of the end of the periods indicated and the percentage change against the previous period.

Changes in Consumer Price Index

	As of December 31,	As of December 31,
	2024	2025
CPI(1)	106.8	109.9
Annual percentage year-on-year	1.6%	2.9%

Source: BPS

(1)	Calculated on the basis of 2022 CPI = 100. From January 2024, BPS calculated CPI based on consumption pattern obtained from 2022 Cost of Living Survey in 150 cities in Indonesia.

The following table sets forth percentage changes year-on-year in the CPI for certain commodities for the periods indicated.

Inflation by Commodity(1)

	As of December 31,
	2024	2025
Food, drinks, and tobacco	1.9	4.6
Clothing and footwear	1.2	0.7
Housing, water, electricity, and household fuel	0.6	1.6
Household equipment, tools, and routine maintenance	1.0	0.2
Health	1.9	1.8
Transportation	(0.3)	1.2
Information, communication, and financial services	(0.3)	(0.3)
Recreation, sports, and culture	1.2	1.2
Education	1.9	1.2
Food and beverage providers/restaurant	2.5	1.5
Personal care and other services	7.0	13.3

Source: BPS

(1)	Annual percentage year-on-year.

In December 2025, annual inflation was 2.9%, which was higher than the annual inflation of 2.7% in November 2025. This increase was primarily due to higher inflation in food, drinks, and tobacco; transportation; and personal care and other services: annual inflation for these sectors was 4.6%, 1.2% and 13.3% in December 2025, respectively, compared to 4.3%, 0.7% and 12.5% in November 2025, respectively.

Regional Growth

In the first nine months of 2025, Java contributed 58.7% of Indonesia’s GDP, Sumatera contributed 22.4%, Kalimantan contributed 8.0%, Sulawesi contributed 7.4%, Bali and Nusa Tenggara contributed 2.8%, and Maluku and Papua contributed 2.7%.

Environment

Update on JETP, Indonesia’s Coal Phase-out Plan at Risk

As of late 2025, approximately US$3.1 billion in funding has been mobilized under the JETP (primarily as concessional loans), with negotiations ongoing for an additional US$5.5 billion, while the total commitment has adjusted to around US$21.4 billion following the U.S. withdrawal from certain contributions; progress has been slower than anticipated amid challenges in policy alignment. The Government of Indonesia remains strongly committed to the energy transition agenda, including the implementation of coal phase-out strategies through repurposing for alternative uses that support sustainable development. In December 2025, a separate JETP report highlighted the need for US$92 billion by 2050 to decarbonize Indonesia’s captive power sector, projecting renewable energy to reach 34% of captive generation by 2030.

Infrastructure Development

Constitutional Court Clarifies Land-Rights Granting Mechanism in Nusantara

On November 13, 2025, Indonesia’s Constitutional Court issued a decision concerning provisions in Law Number 3 of 2022 on the State Capital (as amended by Law Number 21 of 2023) relating to the mechanism for granting land rights in Nusantara. The Court clarified that land rights may not be granted upfront through consolidated multi-cycle tenures covering initial grants, extensions, and renewals in a single approval, as such an approach would limit periodic evaluation and state oversight.

Following the decision, land rights in Nusantara continue to be governed by the national framework under the Basic Agrarian Law, under which the right to cultivate (Hak Guna Usaha) may be granted for an aggregate period of up to 95 years and the right to build (Hak Guna Bangunan) and right to use (Hak Pakai) for up to 80 years. The court required that these rights be granted progressively, comprising an initial term followed by extensions and renewals subject to evaluation, consistent with prevailing national land-administration practices.

Labor and Employment

BPS publishes employment data through the National Labor Force Survey (Sakernas) bi-annually, with data collection in February and August of each year and releases a few months later. The core methodologies and assumptions are largely consistent across both surveys, but the February survey uses a smaller sample size, at the provincial level, on the assumption that provincial strata capture broad trends without needing finer disaggregation. The August survey uses additional data at the district and city levels.

February occurs during the peak rainy season (November-April in much of Indonesia), which can lead to higher reported unemployment or underemployment in rural areas, as temporary weather-related inactivity is captured in the survey. The August survey often results in higher unemployment due to school graduates entering the job market or seasonal migrations. The surveys are not adjusted for any of these factors, and the employment data presented below should be interpreted with those seasonal variations taken account.

Labor

The following table sets forth the proportion of the employed labor force in each sector of the economy as of the period indicated.

	As of February		As of August
	2025(1)		2025(1)
	(in millions)%		(in millions)%
Agriculture, forestry and fishing	41.6	28.5	41.3	28.2
Mining and quarrying	1.6	1.1	1.7	1.2
Manufacturing	19.6	13.5	20.3	13.9
Electricity, gas, steam and air conditioning supply	0.4	0.3	0.4	0.3
Water supply, sewerage, waste management and remediation activities	0.6	0.4	0.6	0.4
Construction	8.7	6.0	9.5	6.5
Wholesale and retail trade, repair of motor vehicles and motorcycles	28.1	19.3	27.5	18.7
Transportation and storage	6.2	4.2	6.3	4.3
Accommodation and food service activities	11.5	7.9	11.7	8.0
Information and communication	1.3	0.9	1.1	0.7
Financial and insurance activities	1.7	1.1	1.7	1.1
Real estate activities	0.5	0.3	0.5	0.4
Professional, scientific and technical activities, Administrative and support service activities	2.5	1.7	2.6	1.8
Public administration and defense, compulsory social security	5.3	3.7	5.1	3.5
Education	7.3	5.0	7.4	5.1
Human health and social work activities	2.5	1.7	2.5	1.7
Other service activities	6.4	4.4	6.5	4.5

Total	145.8	100.0	146.5	100.0

Source: BPS

(1)	Estimation using population projections weighing results.

Employed Labor Force of Indonesia by Gender

The following table sets forth Indonesia’s employed labor force by gender as of the period indicated.

	As of February		As of August
	2025(1)		2025(1)
	(in millions)%		(in millions)%
Male	87.4	59.9	88.1	60.1
Female	58.4	40.1	58.4	39.9

Total	145.8	100.0	146.5	100.0

Source: BPS

(1)	Percentages are calculated as percentages of the employed labor force.

Employment and Unemployment in Indonesia

The following table sets forth Indonesia’s employment and unemployment rate as a percentage of Indonesia’s labor force as of the period indicated.(1)

	As of February		As of August
	2025		2025
	(in millions)%		(in millions)%
Employed	145.8	95.2	146.5	95.2
Unemployed(2)	7.3	4.8	7.5	4.8

Total	153.1	100.0	154.0	100.0

Source: BPS

(1)	Working age population refers to all persons in Indonesia 15 years old or older and includes certain non-workforce categories such as students and home makers.
(2)

The Government defines unemployment to include all persons 15 years old and older without work who (i) are looking for work, (ii) have established a new business, (iii) are not looking for work because they do not expect to find work, and (iv) have made arrangements to start work on a date subsequent to the unemployment measurement date.

Foreign Investment

Foreign Investment in Indonesia

The following table sets out the amounts of foreign investments in Indonesia by non-residents.

Foreign Investment in Indonesia

	Nine Months Ended September 30,
	2024P	2025P
	(in millions of U.S. dollars)
Direct Investments
Equity Capital	17,944	14,104
Debt instrument	416	(571)

Total direct investments	18,361	13,533
Portfolio investments:
Equity securities	1,113	(3,847)
Debt securities	13,159	(8,747)

Total portfolio investments	14,272	(12,594)
Financial derivatives	(875)	(1,432)
Other investments	2,576	5,981

Total foreign investment	34,334	5,488

Source: Bank Indonesia

P	Preliminary.

Foreign Direct Investment

The following table sets out the amounts of foreign direct investments in Indonesia by non-residents.

Foreign Direct Investment

	Nine Months Ended September 30,
	2024P	2025P
	(in millions of U.S. dollars)
Equity capital(1)	17,944	14,104
Debt instruments:
Inflow	34,658	32,417
Outflow	(34,242)	(32,988)
Total debt instruments	416	(571)

Total direct investments	18,361	13,533

Memorandum
Direct investment in Indonesia(2)	19,039	13,291

Source: Bank Indonesia

P	Preliminary.
(1)	Includes privatization and banking restructuring.
(2)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.

Foreign Direct Investment in Indonesia by Country of Origin(1)

	Nine Months Ended September 30,
	2024P	2025P
	(in millions of U.S. dollars)
North America	168	1,055
USA	118	1,099
Canada	48	(47)
Other North America(2)	2	4
Central and South America	30	788
Argentina	0	(0)
Brazil	0	0
Mexico	1	(0)
Cayman Islands	(359)	34
Other Central and South America	387	754
Europe	1,748	658
European Union	533	433
Austria	307	170
Belgium	255	(164)
Denmark	(1)	1
Finland	(43)	(7)
France	26	201
Germany	73	(21)
Greece	0	(0)
Ireland	(26)	0
Italy	(67)	(38)
Luxembourg	87	(39)
Netherlands	(75)	299
Portugal	0	(0)
Spain	3	5
Sweden	(7)	7
Other European Union	3	18
United Kingdom	715	22
Russia	2	0
Turkey	7	5
Other Europe	490	198
Asia	17,197	10,199
Japan	1,712	9
People’s Republic of China	1,725	2,042
South Korea	746	875
India	1	74
Hong Kong SAR	2,640	2,868
Taiwan	91	136
Saudi Arabia	2	0
ASEAN	10,018	4,179
Brunei Darussalam	0	1
Cambodia	0	3
Lao PDR	0	0
Malaysia	(253)	(63)
Myanmar	0	(0)
Philippines	84	17
Singapore	9,829	3,953
Thailand	354	153
Vietnam	5	115
Other Asia	261	16
Australia and Oceania	(186)	356
Australia	(191)	261
New Zealand	1	(0)
Other Australia and Oceania	4	95
Africa	3	3
South Africa	1	(1)
Other Africa	3	4
Others	79	233

Total	19,039	13,291

Source: Bank Indonesia

P	Preliminary.
(1)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.
(2)	Includes Bermuda, Greenland and Saint Pierre & Miquelon.

Foreign direct investment recorded a surplus of U.S.$13.5 billion in the first nine months of 2025, primarily in the form of equity capital. This amount represents a 26.3% decrease from the U.S.$18.4 billion surplus recorded in the first nine months of 2024. The decline was primarily attributable to the sectors of health and social works; manufacturing; as well as financial intermediary. By country of origin, the decrease in foreign direct investment was largely driven by lower investments from Singapore and Japan.

The sectors of manufacturing; wholesale and retail trade, repair of motor vehicles, motorcycles, and personal and household goods; and mining and quarrying were the main contributors to net foreign direct investment inflows in the first nine months of 2025. With respect to country of origin, investment from Singapore was the largest contributor to the net foreign direct investment inflows, followed by investments from Hong Kong SAR and People’s Republic of China.

Foreign Portfolio Investment

The following table sets out the amounts of foreign portfolio investments in Indonesia by non-residents.

Foreign Portfolio Investments

	Nine Months Ended September 30,
	2024P	2025P

	(in millions of U.S. dollars)
Equity securities:
Inflow	62,050	60,906
Outflow	(60,937)	(64,753)
Net equity securities	1,113	(3,847)
Debt securities (net)	13,159	(8,747)

Total portfolio investments	14,272	(12,594)

Source: Bank Indonesia

P	Preliminary.

In the first nine months of 2025, foreign capital flows in the form of portfolio investments in Indonesia recorded a net outflow of U.S.$12.6 billion, reversing the net inflow of U.S.$14.3 billion in the first nine months of 2024. The net outflow was mainly driven by net foreign capital outflow in the form of Bank Indonesia Rupiah Securities (Sekuritas Rupiah Bank Indonesia, “SRBI”) and lower net foreign capital inflow in the form of Rupiah Government Debt Securities.

Other Foreign Investment

The following table sets out the amounts of other investments (other than portfolio or foreign direct investments) in Indonesia by non-residents, mainly consisting of loans received and paid.

Other Foreign Investments

	Nine Months Ended September 30,
	2024P	2025P

	(in millions of U.S. dollars)
Loans
Bank sector:
Disbursements	3,758	2,411
Debt repayments	(2,447)	(4,880)

Total bank sector	1,311	(2,468)
Corporate sector:
Disbursements	11,739	13,266
Debt repayments	(13,128)	(11,689)

Total corporate sector	(1,389)	1,577
Other (net)(1)	2,655	6,872

Total other investments	2,576	5,981

Source: Bank Indonesia

P	Preliminary.
(1)	Consists of loans of public sector and trade credit, currency and deposits, SDR allocations, and other liabilities of private sector and public sector.

In the first nine months of 2025, other foreign investments surplus increased to U.S.$6.0 billion, compared to the surplus of U.S.$2.6 billion in the first nine months of 2024. The surplus is primarily attributable to net inflows in the form of currency and deposits as well as net loan disbursements to the corporate sector.

Direct Investment Realizations

Foreign Direct Investment

The following table sets forth the amount of realized foreign direct investment by sector of the economy for the periods indicated.

Realized Foreign Direct Investment by Sector(1)

	Nine Months Ended September 30,
	2024P	2025P

	(in millions of U.S. dollars)
Primary Sector
Food Crops, Plantation & Livestock	1,267	868
Forestry	80	54
Fishery	167	18
Mining	3,860	3,541

Total Primary Sector	5,374	4,481

Secondary sector:
Food Industry	2,196	1,812
Textile Industry	649	563
Leather Goods & Footwear Industry	668	1,119
Wood Industry	69	99
Paper and Printing Industry	2,650	1,796
Chemical and Pharmaceutical Industry	3,225	2,635
Rubber and Plastic Industry	676	877
Non Metallic Mineral Industry	677	619
Metal, Industry not Machinery & Electronic Industry	10,186	10,792
Medical Precision and Optical Instruments, Watches and Clock, Machinery and Electronic Industry	1,693	1,621
Motor Vehicles & Other Transport Equipment Industry	1,473	1,664
Other Industry	392	392

Total Secondary Sector	24,554	23,989

Tertiary sector:
Electricity, Gas & Water Supply	1,841	1,425
Construction	649	328
Trade & Repair	1,599	1,729
Hotel & Restaurant	793	683
Transportation, Storage & Communication	3,977	2,459
Housing, Ind. Estate & Office Building	2,337	1,821
Other Services	2,503	3,373

Total Tertiary Sector	13,700	11,817

Total	43,627	40,286

Source: BKPM

P	Preliminary.
(1)

Excludes foreign investment in oil and natural gas projects, banking, non-bank financial institutions, insurance, leasing, mining in terms of contracts of work, coal mining in terms of agreement of work, investment in which licenses were issued by a technical/sectoral agency, portfolio as well as household investment.

Domestic Direct Investment

In addition to direct equity investments by foreign persons, BKPM also approves certain types of domestic direct investments. The following table sets forth the amount of realized domestic direct investment by sector of the economy for the periods indicated.

Realized Domestic Direct Investment by Sector(1)

	Nine Months Ended September 30,
	2024P	2025P

	(in billions of Rupiah)
Primary sector:
Food Crops, Plantation & Livestock	34,724	38,532
Forestry	30,609	12,780
Fishery	1,331	2,216
Mining	74,630	101,467

Total Primary Sector	141,294	154,996

Secondary sector:
Food Industry	50,461	55,862
Textile Industry	5,493	7,106
Leather Goods & Footwear Industry	1,080	1,334
Wood Industry	4,072	2,844
Paper and Printing Industry	6,832	12,899
Chemical and Pharmaceutical Industry	28,870	35,754
Rubber and Plastic Industry	5,915	10,164
Non Metallic Mineral Industry	6,235	6,734
Metal Industry not Machinery & Electronic Industry	25,259	23,746
Medical Precision & Optical Instruments, Watches & Clock, Machinery, and Electronic Industry	3,524	6,035
Motor Vehicles & Other Transport Equipment Industry	5,781	12,544
Other Industry	3,893	3,864

Total Secondary Sector	147,414	178,886

Tertiary sector:
Electricity, Gas & Water Supply	35,688	39,753
Construction	22,746	33,198
Trade & Repair	49,764	76,213
Hotel & Restaurant	16,970	30,591
Transportation, Storage & Communication	87,591	123,955
Housing, Ind. Estate & Office Building	56,509	76,111
Other Services	49,053	76,002

Total Tertiary Sector	318,322	455,823

Total	607,029	789,704

Source: BKPM

P	Preliminary.
(1)

Excludes foreign investment in oil and natural gas projects, banking, non-bank financial institutions, insurance, leasing, mining in terms of contracts of work, coal mining in terms of agreement of work, investment in which licenses were issued by a technical/sectorial agency, portfolio as well as household investment.

Foreign Trade and Balance of Payments

Exports and Imports

The following table shows Indonesia’s exports and imports for the periods indicated as published by Bank Indonesia.

Exports and Imports

	Ten Months Ended October 31,
	2024P	2025P
	(in millions of U.S. dollars)
Exports:
Oil and gas exports (f.o.b.)	12,355	10,025
Non-oil and gas exports (f.o.b.)	203,724	221,927

Total exports (f.o.b.)	216,079	231,951
Total imports (c.i.f.)	193,888	198,400

Balance of trade	22,191	33,551

Source: Bank Indonesia

P	Preliminary.

In the first ten months of 2025, Indonesia recorded a trade surplus of U.S.$33.6 billion, which increased by 51.2% from the U.S.$22.2 billion surplus in the same period of 2024. The higher surplus was driven by a 7.3% year-on-year increase in exports, supported by strong demand and rising international commodity prices. This increase was partially offset by a 2.3% year-on-year increase in imports.

Export-Import Data from the Central Statistics Agency

In addition to the exports and imports related data published by Bank Indonesia, the Central Statistics Agency or BPS also publishes data relating to imports and exports compiled based on the International Merchandise Trade Statistics Manual issued by the United Nations. Due to the different methods and timing of compiling export-import statistics, the export-import data published by BPS is different to the export-import data published by Bank Indonesia.

The tables below show Indonesia’s exports and imports for the periods indicated as published by the BPS.

	Ten Months Ended October 31,
	2024P	2025P
	(in millions of U.S. dollars)
Exports:
Non-oil and gas exports	205,793.8	223,115.7
Oil and gas exports	13,023.1	10,925.6

Total exports	218,816.9	234,041.3

Imports:
Non-oil and gas imports	163,513.2	171,607.3
Oil and gas imports	30,408.7	26,556.9

Total imports	193,921.9	198,164.2

Source: BPS

P	Preliminary.
R	Revised.

Exports

The following table sets forth Indonesia’s exports by major commodity groups for the periods indicated.

Exports by Sector

	Ten Months Ended October 31,
	2024P	2025P
	(in thousands of U.S. dollars)
General merchandise	215,221,489	230,173,219
Agricultural products
Coffee bean	1,279,572	2,113,768
Medicinal herb, aromatic and spice plant	351,622	548,556
Bird nest	457,628	406,705
Seasonal fruit	419,464	648,101
Other non-timber forest product	451,973	515,276
Seaweed and other algae	159,717	150,292
Fresh / chilled fish	116,737	137,292
Clove	223,030	184,029
Vegetables	189,614	237,224
White pepper	90,065	104,230
Tobacco	88,737	66,171
Cocoa bean	65,509	65,433
Shrimp and prawn	79,267	87,484
Rubber latex	47,445	51,937
Crab	85,324	94,779
Other agricultural products	1,026,378	994,151

Total Agricultural products	5,132,084	6,405,428

Manufacturing products
Palm oils	17,210,795	22,403,802
Iron/steel	22,160,625	24,173,379
Clothing and apparel of textile fabrics	5,871,490	6,033,162
Electrical equipment	7,059,386	8,566,265
Organic chemicals derived from agricultural products	5,398,059	8,024,824
Motor vehicle, four-wheel drive and more	5,580,525	5,908,574
Sport shoes	3,354,429	3,470,853
Crumb rubber	2,255,424	2,528,890
Pulp	2,937,681	2,966,361
Jewellery and precious articles	4,726,392	7,858,847
Nickel	6,182,253	7,467,423
Copper	2,936,336	3,153,408
Other papers	1,837,687	1,802,900
Spare parts for four or more wheeled vehicles	2,002,248	2,024,253
Machines for general purposes	1,804,537	1,878,693
Tin	1,116,474	1,317,407
Soap and household cleaning agents	1,662,443	2,038,746
Other telecommunications equipment	2,088,733	2,184,551
Outer and inner tires	1,392,082	1,385,825
Wooden furniture	1,232,616	1,177,723

	Ten Months Ended October 31,
	2024P	2025P
	(in thousands of U.S. dollars)
Fertilizers	1,021,028	1,149,299
Computer equipment	1,315,283	1,588,255
Organic chemicals derived from oil	716,372	894,906
Plywood	1,101,739	1,144,752
Spun yarn	780,151	706,556
Tanks and other armoured fighting vehicles and parts of such vehicles	981,875	1,349,889
Televisions and television equipment	1,204,175	1,200,115
Frozen shrimp and prawn	878,730	955,237
Semiconductors and other electronic components	1,817,878	3,920,806
Margarine	1,549,207	2,239,903
Oil-cake and solid residues	1,516,240	560,918
Machines for special purposes	1,144,550	1,179,330
Artificial resin (synthetic resin) and raw materials	1,049,014	1,006,522
Other organic chemicals	1,010,788	1,304,340
Oil products(1)	2,840,074	2,108,054
Liquefied Petroleum Gas(1)	289	27,246
Other manufacture products	42,681,700	47,275,629

Total Manufacturing products	160,419,307	184,977,641

Mining products
Coal	25,175,434	20,085,044
Copper ore	7,185,309	4,351,150
Lignite	5,994,291	4,407,209
Other metal ore	17	0
Crude Oil(1)	1,748,456	1,236,839
Natural Gas(1)	6,587,359	5,727,809
o/w Liquefied Natural Gas	5,169,166	4,342,236
Other mining products	956,321	1,461,591

Total Mining products	47,647,187	37,269,643

Other merchandise(2)	2,022,911	1,520,506
Other goods(3)	857,671	1,778,135

Total Exports	216,079,160	231,951,354

Memorandum(4)
Non-oil & gas exports	203,723,889	221,926,657
Oil & gas exports	12,355,271	10,024,696

Source: Bank Indonesia

P	Preliminary.
(1)	As a component of oil and gas exports.
(2)	Consists of art goods, goods not elsewhere specified, and goods procured in ports by carriers.
(3)	Consists of non-monetary gold and merchanting goods.
(4)	Presents the classification of exports based on two main groups of commodities: (i) oil and gas and (ii) non-oil and gas.

The following table sets forth Indonesia’s exports by destination for the periods indicated.

Exports by Destination

	Ten Months Ended October 31,
	2024P	2025P
	(in thousands of U.S. dollars)
America
North America
United States of America	21,492,158	25,149,986
Canada	1,167,443	1,405,672
Other North America	3,599	3,854

Total North America	22,663,200	26,559,512

Central and South America
Argentina	173,302	286,182
Brazil	1,412,883	1,833,148
Mexico	1,796,789	2,081,655
Other Central and South America	2,026,672	2,296,107
Total Central and South America	5,409,645	6,497,091

Total America	28,072,845	33,056,603

Europe
European Union
Netherlands	4,036,772	4,762,986
Belgium	1,260,907	1,616,523
Italy	1,958,734	2,486,407
Germany	1,985,467	2,193,434
France	761,162	888,644
Spain	1,707,689	1,513,082
Other European Union	2,838,574	2,984,144

Total European Union	14,549,304	16,445,220

United Kingdom	1,344,739	1,300,128
Russia	1,390,251	1,571,295
Turkey	1,593,919	1,405,441
Other Europe	1,766,427	5,022,541

Total Europe	20,644,639	25,744,624

Asia and Middle East
ASEAN
Brunei Darussalam	191,885	159,465
Philippines	8,833,633	8,610,114
Cambodia	680,444	721,036
PDR Laos	13,575	11,535
Malaysia	10,022,320	10,665,170
Myanmar	459,801	673,752
Singapore	8,968,585	10,410,176
Thailand	6,182,249	7,186,281
Vietnam	7,643,294	8,666,930

Total ASEAN	42,995,786	47,104,459

	Ten Months Ended October 31,
	2024P	2025P
	(in thousands of U.S. dollars)
Hong Kong SAR	2,191,378	1,900,497
India	17,290,218	15,326,621
Iraq	288,164	307,381
Japan	17,258,266	14,372,845
South Korea	8,907,812	8,002,661
Pakistan	2,535,223	3,224,678
People’s Republic of China	49,800,620	54,127,684
Saudi Arabia	1,978,094	2,442,470
Taiwan	5,576,774	4,710,276
Other Asia and Middle East	8,496,727	10,878,037

Total Asia and Middle East	157,319,062	162,397,610

Australia and Oceania
Australia	3,617,527	3,084,013
New Zealand	567,510	666,192
Other Australia and Oceania	475,664	498,777

Total Australia and Oceania	4,660,701	4,248,983

Africa
South Africa	665,993	866,644
Other Africa	3,042,102	4,520,591

Total Africa	3,708,095	5,387,235

Unclassified exports(1)	1,673,818	1,116,299

Total (f.o.b.)	216,079,160	231,951,354

Source: Bank Indonesia

P	Preliminary.
(1)	Consists of goods procured in ports by carriers and merchanting goods.

Imports

The following table sets forth Indonesia’s imports by major commodity groups for the periods indicated.

Imports by Sector(1)

	Ten Months Ended October 31,
	2024P	2025P
	(in thousands of U.S. dollars)
General Merchandise	190,486,281	194,047,958
Consumption Goods
Food and beverages, primary, mainly for household	2,372,542	2,481,550
Food and beverages, processed, mainly for household	5,469,146	3,870,288
Passenger motor cars	1,121,344	1,441,579
Transport equipment, nonindustrial	198,514	181,617
Durable consumer goods	1,990,686	1,861,066
Semi-durable consumer goods	3,447,387	3,874,294
Non-durable consumer goods	2,828,213	3,206,638
Fuels and lubricants, processed, oil products(2)	10,262,520	7,506,389
Goods not elsewhere specified	253,056	377,923

Total Consumption Goods	27,943,409	24,801,345

Raw materials and auxiliary goods
Food and beverages, primary, mainly for industry	6,281,264	6,133,569
Food and beverages, processed, mainly for industry	4,443,546	3,779,915
Industrial supplies, primary	6,951,398	7,676,346
Industrial supplies, processed	58,640,834	59,576,882
Parts and accessories for capital goods	19,695,734	20,078,935
Parts and accessories for transport equipment	7,413,267	7,766,515
Fuels and lubricants, primary	12,446,446	11,022,540
o/w Crude oil(2)	9,415,505	8,261,338
Fuels and lubricants, processed	11,383,870	11,241,842
o/w Oil products(2)	7,455,363	7,335,660
o/w Liquefied Petroleum Gas(2)	3,320,893	3,292,606

Total Raw materials and auxiliary goods	127,256,358	127,276,544

Capital Goods
Capital goods (except transport equipment)	29,896,803	35,144,274
Passenger motor cars	1,121,344	1,441,579
Other transport equipment, industrial	3,532,522	4,734,576

Total Capital Goods	34,550,670	41,320,429

Other merchandise(3)	735,844	649,640
Other goods(4)	3,402,028	4,352,002

Total	193,888,309	198,399,960

Source: Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	As a component of oil and gas imports.
(3)	Consists of goods procured in ports by carriers.
(4)	Consists of nonmonetary gold.

The following table sets forth Indonesia’s imports by country of origin for the periods indicated.

Imports by Place of Origin(1)

	Ten Months Ended October 31,
	2024P	2025P
America
North America
United States of America	10,058,451	10,810,042
Canada	1,774,510	2,286,527
Other North America	80	24,508

Total North America	11,833,041	13,121,078

Central and South America
Argentina	1,147,364	1,008,490
Brazil	4,430,342	4,007,685
Mexico	290,429	1,019,292
Other Central and South America	628,977	816,403

Total Central and South America	6,497,112	6,851,870

Total America	18,330,153	19,972,948

Europe
European Union
Netherlands	751,249	686,209
Belgium	432,390	439,824
Italy	1,337,629	1,371,190
Germany	3,070,277	2,986,434
France	1,247,998	1,324,435
Spain	481,005	503,069
Other European Union	3,261,600	2,564,555

Total European Union	10,582,149	9,875,717

United Kingdom	807,736	869,070
Russia	1,753,211	1,727,226
Turkey	352,773	498,060
Other Europe	2,037,202	1,669,826

Total Europe	15,533,072	14,639,900

Asia and Middle East
ASEAN
Brunei Darussalam	369,850	194,646
Philippines	1,466,441	1,436,939
Cambodia	118,272	94,156
PDR Laos	58,538	65,945
Malaysia	8,883,507	8,982,824
Myanmar	403,558	147,548
Singapore	18,290,140	15,666,937
Thailand	8,165,666	7,721,164
Vietnam	5,308,417	5,095,301

Total ASEAN	43,064,390	39,405,459

	Ten Months Ended October 31,
	2024P	2025P
Hong Kong SAR	2,723,580	2,619,403
India	4,733,238	4,044,004
Iraq	525	199
Japan	12,110,949	12,196,354
South Korea	7,797,175	6,623,355
Pakistan	422,715	125,883
People’s Republic of China	58,941,123	70,499,108
Saudi Arabia	3,432,168	3,132,088
Taiwan	3,273,670	3,751,697
Other Asia and Middle East	4,532,474	4,438,517

Total Asia and Middle East	141,032,007	146,836,067

Australia and Oceania
Australia	8,757,241	7,791,935
New Zealand	1,051,142	927,982
Other Australia and Oceania	36,987	40,195

Total Australia and Oceania	9,845,370	8,760,112

Africa
South Africa	1,479,854	867,066
Other Africa	6,932,009	6,674,228

Total Africa	8,411,863	7,541,294

Unclassified imports(2)	735,844	649,640

Total	193,888,309	198,399,960

Source: Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	Consists of goods procured in ports by carriers.

Balance of Payments

The following table sets forth the Republic’s balance of payments for the periods indicated.

Balance of Payments(1)

	Nine Months Ended September 30,
	2024P	2025P
	(in millions of U.S. dollars)
Current account	(7,430)	1,127
Goods(2)	28,535	39,720
Total exports (f.o.b.)	191,764	207,832
Non-oil and gas exports	180,716	198,733
Oil and gas exports	11,048	9,099
Total imports (f.o.b.)	(163,229)	(168,111)
Non-oil and gas imports	(137,590)	(145,279)
Oil and gas imports	(25,639)	(22,832)
Services	(13,396)	(14,916)
Primary income	(26,827)	(28,571)
Secondary income	4,257	4,893
Capital account	125	180
Financial account	8,132	(12,159)
(i) Public sector	17,932	(4,243)
Portfolio investment	15,580	(7,142)
Assets	—	—
Liabilities	15,580	(7,142)
Other investment	2,352	2,898
Assets	(1,033)	(2,566)
Liabilities	3,385	5,464
Loans	2,260	2,474
Drawings	6,294	6,967
Repayments	(4,033)	(4,492)
Other liabilities	1,125	2,990
(ii) Private sector	(9,800)	(7,916)
Direct investment	12,267	8,546
Assets	(6,094)	(4,987)
Liabilities	18,361	13,533
Portfolio investment	(4,710)	(6,939)
Assets	(3,402)	(1,486)
Liabilities	(1,308)	(5,452)
Financial derivatives	303	(13)
Other investment	(17,661)	(9,510)
Assets	(16,852)	(10,028)
Liabilities	(809)	517
Errors and omissions	(1,487)	(3,061)

Overall balance	(660)	(13,914)

Reserves and related items	660	13,914

Reserve asset position(3)	149,922	148,737

Source: Bank Indonesia

P	Preliminary.

(1)

Bank Indonesia uses (+) and (-) signs in its published data to follow BPM5 whereby (+) means inflow and (-) means outflow. In financial account, (+) denotes increase in liabilities or decrease in assets, while (-) represents increase in assets or decrease in liabilities. The table above has been adjusted to align with the formatting hereof.

(2)	The calculation of export and import figures included in the balance of payments data compiled by Bank Indonesia differs in coverage and timing from the data on export/import trade compiled by BPS.
(3)

Presents the position of reserve assets at the end of period. A change in the overall balance of payments during a reporting period will affect the outstanding amount of reserve assets at the end of that period.

In the first nine months of 2025, the current account recorded a surplus of U.S.$1.1 billion, compared to the U.S.$7.4 billion deficit in the first nine months of 2024. This was primarily due to an increase in the non-oil and gas trade balance surplus supported by exports in line with stronger global demand and higher commodity prices. In addition, the oil and gas trade balance deficit also narrowed in line with lower international oil and gas prices.

In the first nine months of 2025, the capital and financial account recorded a U.S.$12.0 billion deficit, compared to the U.S.$8.3 billion surplus in the first nine months of 2024, attributable to the deficit in portfolio investment, particularly in the form of debt securities, in line with persistently global financial market uncertainty. Meanwhile, direct investment maintained a surplus, despite a year-on-year decrease of net direct investment, thus reflecting ongoing investor confidence in the domestic economic outlook and conducive investment climate.

As a result of the foregoing, Indonesia’s balance of payments in the first nine months of 2025 booked a U.S.$13.9 billion deficit, compared to the U.S.$0.7 billion deficit the first nine months of 2024. The official reserve asset as of September 30, 2025 was U.S.$148.7 billion, a slight decrease from U.S.$149.9 billion as of September 30, 2024.

Financial System

The Banking System

As of October 31, 2025, total banking assets were Rp13,456.2 trillion, consisting of commercial bank assets of Rp13,219.5 trillion and rural bank assets (including assets of Sharia rural banks) of Rp236.7 trillion.

Islamic Financial System

As of October 31, 2025, out of the 85 underwriters licensed by OJK, 36 were involved in issuances of Sukuk; and out of the 90 investment managers licensed by OJK, there were 60 investment managers with Sharia investment management units.

As of October 31, 2025, assets of Sharia banks were Rp1,002.6 trillion, or 7.4% of Indonesia’s total banking assets.

Bank Indonesia

The following table sets forth the balance sheet of Bank Indonesia and was prepared in accordance with the Monetary and Financial Statistics Manual published by the IMF, as of the dates indicated.

Analytical Balance Sheet of Bank Indonesia

	As of December 31,	As of November 30,
	2024	2025P
	(in billions of Rupiah)
Base Money (M0)	1,774,691	1,729,620
Currency in Circulation(1)	1,204,536	1,250,601
Commercial Banks Demand Deposits at Bank Indonesia	472,592	451,318
Private sector Demand Deposits	7,022	10,025
Bank Indonesia Certificates (“SBI”)(2)	—	—
Factors Affecting Base Money (M0)	1,774,691	1,729,620
Net Foreign Assets	2,077,811	2,123,933
Claims on Non-Residents	2,687,251	2,728,392
Liabilities to Non-Resident	609,440	604,459
Claims on Other Depository Corporations	56	56
Liquidity Credits	56	56
Other Claims	—	—
Net claims on central Government	(417,471)	(59,573)
Claims on central Government	77,638	69,937
Liabilities to central Government	495,109	129,510
Claims on Other Sectors	9,858	10,009
Claims on Other Financial Institutions	40	40
Claims on Private Sectors	9,818	9,969
Monetary Policy Control(3)	664,662	409,115
Other Liabilities to Commercial & Rural Banks	(73,286)	(76,788)
Deposits included in Broad Money (M2)	—	—
Deposits excluded from Broad Money (M2)	—	—
Shares and Other Equity	(494,934)	(686,807)
Net Other Items	7,996	9,675

Source: Bank Indonesia

(1)	Currency outside banks plus cash in vault.
(2)

SBI (Sertifikat Bank Indonesia) which is used to fulfill the secondary statutory reserve requirement of banks and accounted for as primary money supply components. Included in base money from October 2009 to June 2018. Starting from July 2018 SBI is not accounted as component of primary money supply, due to changes in the reserve requirement regulation.

(3)

Consists of total outstanding SBI (Sertifikat Bank Indonesia) (net of SBI used for secondary reserve and included as a component of base money, see footnote 2), SBIS (Sertifikat Bank Indonesia Syariah, which refers to Sharia-compliance Bank Indonesia securities), Repo OPT (Operasi Pasar Terbuka) (Repo OPT refers to repurchase agreement operations conducted by Bank Indonesia as part of its open market operations), term deposit, Bank Indonesia Deposit Facility, Bank Indonesia Lending Facility, and SBN.

Banks and Other Financial Institutions

The following table sets forth the total number of financial institutions in operation and their share of total assets of the financial system as of the date indicated.

Indonesian Financial Institutions as of October 31, 2025

	Number of institutions	Assets*	Percentage of total assets
		(in trillions of Rupiah)	(%)
Banking:
Commercial banks	105	13,219.5	98.2
Rural credit banks(1)	1,497	236.7	1.8

Total banking	1,602	13,456.2	100.0

Insurance:
Life insurance	48	624.3	32.7
General insurance & Reinsurance	79	296.5	15.5
Social insurance(2)	2	986.7	51.7

Total insurance	129	1,907.5	100.0

Pension funds:
Financial institution pension funds	24	154.8	38.6
Employer pension funds	160	246.6	61.4

Total pension funds	184	401.4	100.0

Finance companies(3)	148	585.6	40.4
Venture capital companies	54	26.9	1.9
Securities companies(4)	116	92.5	6.4
Mutual funds (collective investment schemes, not institutions)	1,528	499.3	34.5
Credit guarantee companies	24	48.0	3.3
Pawn shops	217	158.9	11.0
Fintech peer to peer lending(5)	96	10.7	0.7
Micro financial institutions(6)	247	1.4	0.1
Insurance and reinsurance brokers	191	24.7	1.7

Total	2,621	1,448.0	100.0

Source: OJK

*	Unaudited.
(1)	Including Sharia rural banks.
(2)	Social insurance encompasses traffic and public transportation. health social security programs. worker social security programs and insurance for civil servants and the armed forces.
(3)	Finance companies provide investment financing, working capital financing, multipurpose financing, Sharia financing and other financing based on OJK approval.
(4)	These include 24 securities companies that are not members of a securities exchange but acting as broker-dealers and/or underwriters.
(5)	Fintech peer to peer lending includes Sharia.
(6)	Micro financial institutions include Sharia micro financial institutions.

Bank Assets and Liabilities

The following table sets forth the consolidated balance sheets of the commercial banks as of the dates indicated.

Consolidated Balance Sheet of Commercial Banks

	As of December 31,	As of October 31,
	2024P	2025P
Assets
Loans	7,942.9	8,319.3
Interbank Assets	275.1	293.9
Placements at Bank Indonesia	858.9	908.1
Securities (including Government Bonds)	2,222.6	2,630.0
Equity Participation	126.1	120.2
Other Claims	478.6	387.8
Others	556.8	560.1

Total Assets	12,461.0	13,219.5

Liabilities
Third Party Funds	8,837.2	9,754.2
Liabilities owed to Bank Indonesia	23.6	0.4
Interbank Liabilities	192.6	178.2
Securities	99.3	112.9
Borrowing	395.4	371.9
Other Liabilities	355.3	169.2
Guarantee Deposits	5.2	5.4
Others	699.8	718.5
Capital:
Paid in Capital	313.8	315.8
Reserves	104.9	112.0
Current Earnings/Loss	255.2	216.2
Retained Earnings/Loss	810.4	890.5
Estimates of Additional Paid in Capital	300.4	315.2
Others	67.8	59.2

Total Liabilities and Capital	12,461.0	13,219.5

Source: OJK

P	Preliminary.

The following table sets forth the average capital adequacy ratio of the banking system as of the dates indicated:

Average Capital Adequacy Ratios

	As of December 31,	As of October 31,
	2024P	2025P

	(percentages)
CAR	27.8	26.4

Source: OJK

P	Preliminary.

Non-Performing Loans

The following table sets forth the gross NPL ratios as of the dates indicated.

Non-Performing Loans Ratios

	As of December 31,	As of October 31,
	2024P	2025P

	(percentages)
Gross NPL ratio*	2.1	2.3

Source:  OJK

*	Interbank loans excluded.
P	Preliminary.

Capital Markets and Capital Markets Regulation

The following table sets forth key indicators regarding the IDX and any securities traded on the IDX as of and for the ten months ended October 31, 2025.

Indonesian Stock Exchange

IDX
Market capitalization (in trillions of Rupiah)	14,857
Listed shares (in billions of shares)	11,804
Average daily transaction value (in billions of Rupiah)	16,617
Average daily transaction volume (in millions of shares)	27,250

Source:  IDX

The Indonesia Sharia Stock Index, or ISSI, comprised 618 Sharia stocks listed on the IDX as of October 31, 2025. As of the same date, the market capitalization of the ISSI was Rp9,433.0 trillion.

The JII consists of the 30 largest Sharia-compliant listings by market capitalization and average liquidity in the regular market. As of October 31, 2025, the market capitalization of the JII was Rp4,697.3 trillion.

Monetary Policy

In December 2025, Bank Indonesia maintained the BI-Rate at 4.75%, the deposit facility rate at 3.75%, and the lending facility rate at 5.50%.

The decision is consistent with the efforts to maintain rupiah exchange rate stability against a backdrop of persistently high global uncertainty, while continuing to strengthen the effectiveness of transmission of accommodative monetary policy and macroprudential policy to maintain stability and foster national economic growth. Moving forward, Bank Indonesia will continue to assess the room for further BI-Rate reductions, considering the manageable inflation forecast for 2026 that remains well contained within the target of 2.5±1% and the need to jointly foster higher economic growth. Easing macroprudential policy is also reinforced by enhancing the effectiveness of liquidity provision to banks to accelerate declines in interest rates and increase credit/financing growth to the real sector, particularly in the Government’s priority sectors. Payment system policy remains directed toward supporting inclusive economic growth through broader digital payment acceptance, while strengthening the structure of the payment system industry and enhancing the resilience of payment system infrastructure.

The direction of the monetary, macroprudential, and payment system policy mix aimed at maintaining stability and bolstering sustainable economic growth is supported by the following policy measures:

1.

strengthening rupiah exchange rate stabilization through interventions in both offshore non-deliverable forward transactions and onshore spot and domestic non-deliverable forward transactions. This strategy is accompanied by purchases of government securities (Surat Berharga Negara (“SBN”)) in the secondary market;

2.	strengthening the pro-market monetary operations strategy to enhance the effectiveness of monetary policy transmission in lowering interest rates and expanding liquidity through:

i.	managing the interest rate structure of monetary instruments;

ii.	optimizing the issuance of SRBI; and

iii.	conducting measured purchases of SBN in the secondary market;

3.

providing remuneration on banks’ placements in excess reserves to enhance banks’ flexibility in utilizing excess liquidity for credit/financing to the real sector. Remuneration on excess reserves is set at 25 bps below the deposit facility rate, i.e., 3.50%, while remuneration on statutory reserves (giro wajib minimum) remains at 1.50%;

4.

strengthening the implementation of the performance-based and forward-looking macroprudential liquidity incentive policy (Kebijakan Insentif Likuiditas Makroprudensial (“KLM”)) to accelerate declines in banks’ lending/financing rates in order to optimize intermediation while maintaining prudential principles, effective December 16, 2025, as follows:

i.	maintaining the maximum KLM incentive at 5.5% of third-party funds (dana pihak ketiga);

ii.	adjusting the KLM incentive derived from lending/financing to certain sectors designated by Bank Indonesia (lending channel) from a maximum of 5% to a maximum of 4.5%;

iii.

adjusting the incentive derived from setting lending rates/financing return percentages aligned with Bank Indonesia’s policy rate direction (interest rate channel) from a maximum of 0.5% to a maximum of 1.0%;

5.

strengthening the publication of the assessment of transparency of the prime lending rate (suku bunga dasar kredit (“SBDK”)), with deeper coverage of lending rates by priority sectors under the KLM scope, including the response of changes in SBDK to changes in Bank Indonesia’s policy rate;

6.

extending the policy on credit card and the fee of Bank Indonesia National Clearing System (Sistem Kliring Nasional Bank Indonesia (“SKNBI”)) until June 30, 2026, covering: (i) the minimum payment policy for credit card holders of 5% of total billing and a late payment penalties capped at a maximum of 1% of total billing and not exceeding Rp100,000; and (ii) the SKNBI fee of Rp1 for banks and up to Rp2,900 for banks’ customers;

7.

strengthening the digital acceptance strategy in 2026 through: (i) the campaign of QRIS Jelajah Kuliner Indonesia 2026 and Tourist Travel Packs at travel destinations (“QRIS” refers to Quick Response Code Indonesian Standard), and (ii) expanding the implementation of QRIS Tap (a Near Field Communication (NFC)-based digital payment method) in the transportation and retail sectors;

8.

strengthening the availability of seamless cash and cashless payment systems in all regions of the Republic to meet the needs of the community, particularly during the Christmas and New Year festive period in 2025, which includes the SERUNAI campaign during December 8-23, 2025 to meet the demand for cash exchange services; and

9.

strengthening and expanding international cooperation among central banks, including payment system connectivity and local currency transactions, while promoting trade and investment in priority sectors in synergy with relevant institutions.

Bank Indonesia also continues to strengthen policy synergies with the Financial System Stability Committee (Komite Stabilitas Sistem Keuangan) to maintain financial system stability. Policy synergy between Bank Indonesia and the Government is further strengthened to maintain stability and support economic growth in line with the Government’s Asta Cita program.

Money Supply

The following table sets forth the money supply as of the end of the periods indicated.

Money Supply

	Money
End of period	Base money	Currency	Demand deposits	Rupiah saving deposits(1)	TotalM1 (1)	Quasi- money	Securities other than shares	TotalM2
	(in billions of Rupiah)
2024	1,774,691	1,062,795	1,776,745	2,384,441	5,223,981	3,908,462	114,187	9,246,630
November 2024	1,624,723	1,002,040	1,820,254	2,335,448	5,157,742	3,869,666	107,264	9,134,672
November 2025	1,729,620	1,148,410	2,089,302	2,510,290	5,748,001	4,099,170	44,404	9,891,575

Source: Bank Indonesia.

M1	Narrow money.
M2	Broad money.
(1)	Since September 2021, Rupiah saving deposits that can be withdrawn at any time is reclassified from quasi-money to narrow money, due to their high liquidity.

	Factors affecting money supply
End of period	Foreign assets (net)	Claims on central Government (net) (1)	Claims on business sectors	Other items (net)(2)
		(in billions of Rupiah)
2024	1,982,701	748,934	7,046,941	1,414,908
November 2024	1,887,325	792,024	6,922,425	1,423,719
November 2025	2,070,717	860,726	7,457,051	1,652,990

Source: Bank Indonesia.

(1)	Claims on the Government include net of the Government’s deposits with the banking system.
(2)	Includes capital accounts, tradeable government bonds held by central bank and inter-system accounts.

As of November 30, 2025, broad money grew by 8.3% (year-on-year), compared to 7.0% (year-on-year) as of November 30, 2024, due to a higher increase in narrow money, which grew by 11.4% (year-on-year) as of November 30, 2025, compared to 9.1% (year-on-year) as of November 30, 2024, and a higher increase in quasi-money, which grew by 5.9% (year-on-year) as of November 30, 2025, compared to 2.3% (year-on-year) as of November 30, 2024.

Government Budget

Fiscal Policy

The following table sets forth Government revenues and expenditures for the periods indicated.

Government Revenues and Expenditures

	Year Ended December 31,				Eleven Months Ended November 30,
	2023L	2024B	2024L	2025B	2025P

	(in trillions of Rupiah)
Revenues and grants:
Domestic revenues
Tax revenues	2,154.2	2,309.9	2,231.8	2,490.9	1,903.9
Non-tax revenue	612.5	492.0	584.4	513.6	444.9
Total domestic revenues	2,766.7	2,801.9	2,816.2	3,004.5	2,348.8
Grants	17.2	0.4	34.4	0.6	2.7

Total revenues and grants	2,783.9	2,802.3	2,850.6	3,005.1	2,351.5

Expenditures:
Central government expenditures	2,239.8	2,467.5	2,496.2	2,701.4	2,116.2
Transfer to regions and rural fund	881.4	857.6	863.5	919.9	795.6

Total expenditures	3,121.2	3,325.1	3,359.8	3,621.3	2,911.8

Primary balance(1)	102.6	(25.5)	20.7	(63.3)	(82.2)
Surplus/(deficit)	(337.3)	(522.8)	(509.2)	(616.2)	(560.3)
Financing:
Debt Financing	404.0	648.1	558.1	775.9	614.9
Investment Financing	(89.9)	(176.2)	(59.3)	(154.5)	(44.1)
On-Lending	4.5	(0.3)	(0.2)	(5.4)	2.2
Government Guarantee	(0.3)	(0.8)	(1.5)	—	—
Other Financing	38.5	52.0	57.8	0.3	0.6

Total Financing	356.7	522.8	554.9	616.2	573.5

Source: Ministry of Finance

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.
(1)	Primary balance represents revenues minus expenditures excluding interest expenditures.

Government Finances

The following table sets forth information regarding the revenues and expenditures of the Government for the periods indicated.

Government Revenues

The following table sets forth Government revenues by category for the periods indicated.

Government Revenues

	Year Ended December 31,				Eleven Months Ended November 30,
	2023L	2024B	2024L	2025B	2025P

	(in trillions of Rupiah)
Domestic revenues:
Tax revenues
Domestic tax
Income tax:
Oil and gas	68.8	76.4	65.1	62.8	27.9
Non-oil and gas	992.5	1,063.4	996.8	1,146.4	877.2

Total income tax	1,061.2	1,139.8	1,061.9	1,209.3	905.1
Value added tax (VAT)	763.6	811.4	828.4	945.1	681.8
Land and building tax	33.3	27.2	32.5	27.1	27.1
Excises	221.9	246.1	226.4	244.2	198.2
Other taxes	9.7	10.5	8.7	7.8	20.4

Total domestic taxes	2,089.7	2,235.0	2,158.0	2,433.5	1,832.6

International trade taxes:
Import duties	50.9	57.4	53.0	52.9	44.9
Export tax	13.6	17.5	20.9	4.5	26.3

Total international trade taxes	64.5	74.9	73.9	57.4	71.3

Total tax revenues	2,154.2	2,309.9	2,231.8	2,490.9	1,903.9

Non-tax revenues:
Natural resources:
Oil	87.4	80.5	78.0	89.0	66.5
Gas	28.8	29.6	32.7	32.0	24.7

Total oil and gas	116.2	110.2	110.6	121.0	91.2
General mining	129.1	85.8	107.8	87.5	99.5
Forestry	5.4	6.0	6.7	5.7	5.9
Fishery	0.6	3.5	1.0	1.6	0.9
Geothermal	2.8	2.2	2.8	2.2	1.8

Total non-oil and gas	138.0	97.5	118.3	97.0	108.1

Total natural resources	254.2	207.7	228.9	218.0	199.3

Profit transfer from SOEs	82.1	85.8	86.4	90.0	11.9	(1)
Other non-tax revenues	180.4	115.1	164.3	127.7	142.9
Public Service Agency (BLU) Income	95.9	83.4	104.7	77.9	90.9

Total non-tax revenues	612.5	492.0	584.4	513.6	444.9

Total domestic revenues	2,766.7	2,801.9	2,816.2	3,004.5	2,348.8

Grants	17.2	0.4	34.4	0.6	2.7

Total revenues and grants	2,783.9	2,802.3	2,850.6	3,005.1	2,351.5

Source: Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.
(1)

Profits of the SOEs held by BPI Danantara are being transferred to BPI Danantara rather than the Government. See “Privatization and Management of State-Owned Enterprises — BPI Danantara” in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024.

Government revenues realization decreased by 5.7% from Rp2,492.7 trillion in the first eleven months of 2024 to Rp2,351.5 trillion in the first eleven months of 2025, representing 78.3% of the 2025 budget Government revenues target. In the first eleven months of 2025, tax revenues realization was Rp1,903.9 trillion or a decrease of 2.2% from Rp1,946.7 trillion in the first eleven months of 2024, and non-tax revenues realization was Rp444.9 trillion or a decrease of 14.8% from Rp522.4 trillion in the first eleven months of 2024, representing 76.4% and 86.6% of the 2025 budget figures, respectively. Additionally, following the creation of BPI Danantara, profit from SOEs is being transferred to BPI Danantara rather than the Government.

Government Expenditures

The following table sets forth the expenditures of the Government for the periods indicated.

Government Expenditures

	Year ended December 31				Eleven Months Ended November 30,
	2023L	2024B	2024P	2025B	2025P

	(in trillions of Rupiah)
Central Government expenditures:
Personnel expenditures	412.7	484.4	464.9	521.5	468.5
Good and services expenditures	432.7	407.0	523.4	486.9	405.1
Capital expenditures	303.0	247.5	355.5	234.1	249.6
Interest payments:
Domestic debt	409.3	456.8	445.9	497.6	437.4
Foreign debt	30.6	40.5	42.5	55.2	40.7
Total interest payments	439.9	497.3	488.4	552.9	478.1
Subsidies:
Energy subsidies	164.3	189.1	177.6	203.4	152.7
Non-energy subsidies	105.3	96.9	115.1	104.5	72.4
Total subsidies	269.6	286.0	292.7	307.9	225.1
Grant expenditures	0.2	0.0	0.3	0.2	0.1
Social assistance(1)	156.9	157.3	154.9	140.1	166.8
Other expenditures	225.0	388.0	216.1	458.0	123.0

Total central Government expenditures	2,239.8	2,467.5	2,496.2	2,701.4	2,116.2

Transfers to Regions and Rural Fund
Transfer to Regions
Balanced funds:
General transfer funds:
Revenue sharing funds	205.7	143.1	153.2	192.3	157.4
General allocation funds	398.0	427.7	429.2	446.6	409.5
Total general transfer funds	603.7	570.8	582.4	638.9	566.9
Specific allocation funds:
Physical special allocation fund	50.3	53.8	50.9	37.0	13.2
Non-physical special allocation fund	128.1	133.8	130.4	146.7	136.4
Grants to Regions(2)	2.9	0.5	2.2	1.6	0.1
Total specific allocation funds	181.4	188.1	183.5	185.2	149.7
Total balanced funds	785.0	758.9	765.9	824.2	716.7
Regional incentive fund	—	—	—	—	—
Specific autonomy funds(3)	17.2	18.3	18.3	17.5	14.2
Specific Fund for Special Region of Yogyakarta	1.4	1.4	1.4	1.2	1.0
Fiscal Incentives	7.9	8.0	7.0	71.0	4.1
Total Transfer to Regions	811.5	786.6	792.9	913.9	781.4
Rural Fund	69.9	71.0	70.9	6.0	14.2

Total transfers to regions and Rural Fund	881.4	857.6	863.5	919.9	795.6

Total Government expenditures	3,121.2	3,325.1	3,359.8	3,621.3	2,911.9

Source:  Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.
(1)	Consists of social assistance from ministries/agencies spending and social assistance for disaster relief.
(2)	Starting in 2023, became part of the Transfer to the Regions.
(3)	Consists of specific autonomy fund for Aceh and Papua Provinces and additional infrastructure fund for Papua Provinces.

Total Government expenditures in the first eleven months of 2025 reached Rp2,911.9 trillion or an increase of 0.6% from Rp2,894.5 trillion in the first eleven months of 2024, representing 80.4% of the 2025 budget Government expenditures. In the first eleven months of 2025, central Government expenditures were Rp2,116.2 trillion or an increase of 0.8% from Rp2,098.6 trillion in the first eleven months of 2024, representing 78.3% of the 2025 budget figure. In the first eleven months of 2025, transfer to regions and rural funds reached Rp795.6 trillion, compared to Rp795.8 trillion in the first eleven months of 2024, representing 86.5% of the 2025 budget figure.

Fuel Prices and Subsidies

The following table sets forth the amounts of subsidies for the periods indicated.

	Year ended December 31				Eleven Months Ended November 30,
	2023L	2024B	2024P	2025B	2025P

	(in trillions of Rupiah)
Subsidies:
Energy subsidies	164.3	189.1	177.6	203.4	152.7
Non-energy subsidies	105.3	96.9	115.1	104.5	72.4

Total subsidies	269.6	286.0	292.7	307.9	225.1

Source:  Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

Government Expenditure Allocation

The following table sets forth, by percentage, the allocation of central Government expenditures by function for the periods indicated.

Allocation of Central Government Expenditures by Function

	Year ended December 31				Eleven Months Ended November 30,
	2023L	2024B	2024P	2025B	2025P

	(Percentages)
General public services	36.2	34.8	35.9	31.2	29.1
Defense	7.7	5.5	7.6	6.1	10.4
Public order and safety	8.6	7.7	9.2	7.7	9.2
Economic affairs	21.7	26.0	21.9	29.5	22.3
Environmental protection	0.6	0.6	0.6	0.4	0.3
Housing and community amenities	1.7	1.5	1.9	0.6	0.7
Health	4.4	4.0	4.0	3.8	4.1
Tourism and culture	0.2	0.1	0.2	0.1	0.1
Religion	0.5	0.5	0.5	0.5	0.6
Education	7.7	9.0	7.9	10.1	10.0
Social protection	10.8	10.3	10.3	10.0	13.4

Total	100.0	100.0	100.0	100.0	100.0

Source:  Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

The table below sets forth certain government budget expenditures for priority sectors for the periods indicated.

	Year ended December 31				Eleven Months Ended November 30,
	2023L	2024B	2024P	2025B	2025P

	(in trillions of Rupiah)
Education	503.8	665.0	569.1	724.3	543.8
Infrastructure	389.3	423.4	395.1	402.9	236.0
Energy Subsidy	164.3	189.1	177.6	203.4	152.7
Health	185.5	187.5	194.4	218.5	170.5

Source:  Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

Deficit Financing

The following table sets forth, by amount, information on deficit financing for the periods indicated.

Deficit Financing

	Year ended December 31				Eleven Months Ended November 30,
	2023L	2024B	2024P	2025B	2025P

	(in trillions of Rupiah)
Debt financing
Government securities (net)	308.2	666.4	450.7	642.6	587.8
Loans
Domestic loans (net)	14.6	(0.6)	15.0	5.2	2.7
Foreign loans:
Gross drawings:
Program loan	83.0	30.0	60.0	80.0	36.8
Project loan	79.7	37.8	119.7	136.5	74.9
Total gross drawing	162.7	67.8	179.8	216.5	111.6
Amortization	(81.5)	(85.5)	(87.5)	(88.4)	(87.2)
Total foreign loan (net)	81.2	(17.7)	92.3	128.1	24.4
Total loans (net)	95.8	(18.4)	107.3	133.3	27.1

Total debt financing	404.0	648.1	558.1	775.9	614.9

Investment financing
Investment to SOEs	(42.1)	(30.7)	(35.2)	(22.7)	—
Investment to other institutions	—	(10.0)	(5.0)	—	—
Investment to public service agencies	(52.5)	(41.2)	(23.1)	(36.8)	—
Investment in financial organizations/institutions	(1.6)	(1.9)	(2.0)	(1.8)	(1.9)
Revenue of investment	26.8	—	22.9	—	9.0
Government’s Investments	(20.5)	(13.7)	(17.0)	(18.8)	(51.3)
Others investment financing	—	(65.7)	—	(55.0)	—
Investment financing reserves	—	(13.0)	—	(19.4)	—

Total investment financing	(89.9)	(176.2)	(59.3)	(154.5)	(44.1)

Lending	4.5	(0.3)	(0.2)	(5.4)	2.0
Government guarantee	(0.3)	(0.8)	(1.5)	—	—
Other financing	38.5	52.0	57.8	0.3	0.8

Total financing (net)	356.7	522.8	554.9	616.2	573.5

Source:  Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
P	Preliminary.

Public Debt

As of September 30, 2025, the central Government’s foreign debt-to-GDP ratio was 11.6%, with foreign debt to total debt ratio of 28.9%.

External Public Debt of the Republic

The following table sets forth information on the outstanding external public debt of the Republic in terms of creditor type as of the dates indicated.

Outstanding External Public Debt of the Republic by Source(1)

	As of December 31,		As of November 30,
	2024P		2025P

	(in billions of U.S. dollars)
Concessional Loans:
Multilateral creditors	37.3		38.3
Bilateral creditors	16.8		16.7
Commercial(2)	102.9		109.7

Total	156.9		164.7

Total external public debt of the Republic, as a percentage of GDP(3)	11.4	%(4)	11.8	%(5)

Source:  Ministry of Finance.

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes securities (bonds and Sukuk) issued in international capital markets and commercial bank borrowings.
(3)	In calculating as a percentage of GDP, GDP in U.S. dollars has been converted from Rupiah into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(4)	Total external public debt as of December 31, 2024 as a percentage of 2024 GDP.
(5)	Total external public debt as of November 30, 2025 as a percentage of GDP for the twelve months from October 2024 to September 2025.

As of November 30, 2025, 66.6% and 33.4% of the outstanding external public debt of the Republic were from commercial and concessional loans, respectively. The total outstanding external public debt of the Republic as of September 30, 2025 was U.S.$164.7 billion.

Sources of External Public Borrowing

The following table sets forth the outstanding amounts of international development assistance received by the Republic as of the dates indicated.

International Development Assistance(1)(2)

	As of December 31,	As of November 30,
	2024P	2025P

	(in millions of U.S. dollars)
Bilateral loans	16,756	16,743
Multilateral loans:
International Monetary Fund	—	—
World Bank Group	21,247	22,382
Asian Development Bank	11,417	12,136
Islamic Development Bank	1,366	1,348
Nordic Investment Bank	5	5
European Investment Bank	—	—
International Fund for Agricultural Development	289	295
Asian Infrastructure Investment Bank	2,926	2,988
Multilateral Investment Guarantee Agency	—	—

Total multilateral loans	37,250	39,154

Total loans	54,006	55,898

Source:  Ministry of Finance.

P	Preliminary.
(1)	The term international development assistance includes any concessionary loans provided by international financial institutions or foreign governments, excluding grants.
(2)	Foreign currency values of international development assistance have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

The following table sets forth the external public debt of the Republic by currency as of the dates indicated.

Outstanding External Public Debt of the Republic by Major Currency

	As of December 31,		As of November 30,
	2024P		2025P
	(in millions of original currency)	(in millions of U.S. dollars)(1)	(in millions of original currency)	(in millions of U.S. dollars)(1)
U.S. dollars	111,575	111,575	111,557	111,557
Japanese yen	2,599,685	16,642	2,277,201	14,569
Euros	25,180	26,217	28,394	32,874
SDR	185	241	109	149
British pounds	—	—	—	—
Others	Multiple Currencies	2,184	Multiple Currencies	5,577

Total	N/A	156,859	N/A	164,725

Source: Ministry of Finance.

P	Preliminary.
(1)	Calculated based on the applicable BI middle exchange rates as of the date indicated for each column.

As of November 30, 2025, 67.7%, 8.8%, 20.0% and 3.5% of the external public debt of the Republic was denominated in U.S. dollars, Japanese Yen, Euros and other currencies (including SDR), respectively.

The following table sets forth the external debt service requirements of the central Government for the years indicated.

External Debt Service Requirements of the Central Government

Period	Principal repayment	Interest repayment	Total

	(in billions of U.S. dollars)
2023R	11.8	5.6	17.5
2024R	11.8	6.4	18.2
2025*	14.3	6.5	20.8
2026**	13.4	6.2	19.6
2027**	16.1	5.7	21.8

Source: Ministry of Finance

R	Realization.
*

Calculated based on (i) actual principal and interest payments made from January 1, 2025 to November 30, 2025 and (ii) projected principal and interest payments to be made from December 1, 2025 to December 31, 2025 based on external debt outstanding as of November 30, 2025.

**	Projected based on external debt outstanding as of November 30, 2025.

External Debt of Bank Indonesia

The following table sets forth the outstanding multilateral and commercial external debt of Bank Indonesia by type of credit as of the dates indicated.

Outstanding Multilateral and Commercial External Debt of Bank Indonesia(1)

	As of December 31,	As of October 31,
	2024P	2025P

	(in millions of U.S. dollars)
Multilateral	8,393	8,753
Commercial(2)	—	—

Total	8,393	8,753

Source: Bank Indonesia

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes bonds issued in international capital markets and commercial bank borrowings but excludes SBI and SRBI owned by non-residents, currencies and deposits and other liabilities.

As of October 31, 2025, the external debt of Bank Indonesia amounted to U.S.$8.8 billion, comprised entirely of SDR allocation (and excluding currency, deposits and SRBI), while commercial debt was nil. For calculation purposes, foreign currency values of outstanding external debt were converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

The following table sets forth the external debt service requirements of Bank Indonesia for the years indicated.

External Debt Service Requirements of Bank Indonesia(1)(2)

Period	Principal repayment	Interest repayment	Total

	(in millions of U.S. dollars)
2023P	0.0	174	174
2024P	0.0	196	196
2025*	0.0	265	265

Source: Bank Indonesia.

P	Preliminary
*

Calculated based on (i) actual principal and interest payments made from January 1, 2025 to October 31, 2025 and (ii) projected principal and interest payments to be made from November 1, 2025 to December 31, 2025 based on external debt outstanding as of October 31, 2025.

(1)	Excludes SBI and SRBI owned by non-residents, currencies and deposits and other liabilities.
(2)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the end of each year and, for 2025, as of October 31, 2025.

External Debt of State-Owned Enterprises

The following table sets forth the outstanding direct external debt of SOEs as of the dates indicated.

Outstanding Direct External Debt of State-Owned Enterprises(1)

	As of December 31,	As of October 31,
	2024P	2025P

	(in millions of U.S. dollars)
Financial institutions:
Bank	8,201	5,443
Non-bank	1,271	1,343
Total financial institutions	9,471	6,785
Non-financial institutions	35,792	33,624

Total	45,264	40,409

Source: Bank Indonesia.

P	Preliminary.
(1)	Foreign currency values of outstanding direct external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

Domestic Public Debt of the Central Government

The following table sets forth the outstanding domestic public debt of the central Government as of the dates indicated.

Domestic Public Debt of the Central Government

	As of December 31,	As of November 30,
	2024P	2025P

	(in trillions of Rupiah)
Total domestic public debt(1)	6,278.8	6,753.9

Source: Ministry of Finance.

P	Preliminary.
(1)	Excludes SBI, which are obligations of Bank Indonesia and not of the Government. See “Financial System — Bank Indonesia.”

Domestic Debt Service Requirements of the Central Government

The following table sets forth the debt service requirements for the central Government for the years indicated.

Period	Principal repayment and redemption	Interest repayment	Total

	(in trillions of Rupiah)
2023R	444.5	354.5	799.0
2024R	531.6	387.7	919.3
2025*	676.9	407.9	1,084.8
2026*	761.8	416.9	1,178.6
2027**	681.4	375.6	1,056.9

Source: Ministry of Finance

R	Realization.
*

Calculated based on (i) actual principal and interest payments made from January 1, 2025 to November 30, 2025 and (ii) projected principal and interest payments to be made from December 1, 2025 to December 31, 2025 based on external debt outstanding as of November 30, 2025.

**	Projected based on external debt outstanding as of November 30, 2025.

Contingent Liabilities from Government Guarantees

As of November 30, 2025, the Government had provided infrastructure guarantees of Rp396.7 trillion, an increase from active guarantees of Rp372.2 trillion as of December 31, 2024.

As of November 30, 2025, the Government had accumulated Rp13.67 trillion in the guarantee reserve fund account.

The guarantee that the Government provided to infrastructure projects comprised:

•

full default risk guarantees relating to the PT PLN loans for the construction of coal power plants with aggregate capacity of 10,000 MW and the associated transmission lines (‘Fast Track I’ program). Outstanding guarantees for this program amounted to Rp0.1 trillion;

•

business viability guarantees to independent power producers on the ability of PT PLN to fulfill its financial obligations based on power purchase agreements related to the ‘Fast Track II’ program. The guarantee exposure for this program amounted to Rp66.4 trillion;

•

full default risk guarantees relating to the PT PLN loans for the construction of electricity infrastructure and business viability guarantees under 35 GW program. Outstanding guarantees for this program amounted to Rp92.6 trillion;

•

full default risk guarantees relating to direct lending from international financial institutions (multilateral and bilateral agencies) to SOEs for the construction of infrastructure projects. Outstanding guarantees for this program amounted to Rp51.5 trillion;

•

partial default risk guarantees for local government-owned water companies’ loans in connection with the Millennium Development Goals in water provision. Outstanding guarantees for this program amounted to Rp0.2 trillion;

•

co-guarantee scheme between the Government and the Indonesia Infrastructure Guarantee Fund to guarantee private-public partnership projects such as power plant projects (e.g., the Central Java steam power plant) and several sections of toll road projects (e.g., Jakarta Cikampek II Elevated, Cileunyi — Sumedang — Dawunan, Krian — Legundi — Bunder — Manyar, Serang — Panimbang, Probolinggo — Banyuwangi, and Jakarta Cikampek II Selatan). The guarantee exposure for this program amounted to Rp113.3 trillion;

•	full default risk guarantees relating to PT Hutama Karya loans and bonds for the construction of Sumatera Toll Roads. Outstanding guarantees for this program amounted to Rp23.0 trillion;

•

full default risk guarantees relating to PT Kereta Api Indonesia loans for the construction of the Jabodebek LRT system in Greater Jakarta. Outstanding guarantees for this program amounted to Rp21.6 trillion;

•	guarantee for local infrastructure financing through PT SMI. Outstanding guarantees for this program amounted to Rp0.2 trillion; and

•	full default risk guarantees relating to PT Kereta Api Indonesia loans for the construction of high-speed rail Jakarta-Bandung. Outstanding guarantees for this program amounted to Rp9.0 trillion.

Foreign Exchange and Reserves

Exchange Rates

The following table sets forth information on exchange rates between the Rupiah and the U.S. dollar for the periods indicated.

Exchange Rates

	Rupiah per U.S. dollar
	End of period	Period average

2021	14,253	14,296
2022	15,568	14,873
2023	15,397	15,247
2024	16,095	15,841
2025	16,675	16,466
January 2026 (through January 6, 2026)	16,750	16,737

Source: Bank Indonesia

International Reserves

The following table sets forth the Republic’s total official international reserves, expressed in (i) U.S. dollar equivalents and (ii) the number of months of imports and Government external debt repayments, in each case at the end of the periods indicated. These reserves consist of foreign exchange, gold, SDRs and a reserve position with the IMF. Indonesia complies with the IMF’s Special Data Dissemination Standard requirement on international reserves and foreign exchange currency liquidity.

Official International Reserves of the Republic(1)

	As of December 31,
	2024		2025

	(in millions of U.S. dollars, except for months)
Gold	6,602		11,932
SDRs	7,236		7,598
Reserve position with the IMF	1,034		1,087
Foreign exchange and others	140,848		135,853

Total	155,719		156,471

Total as number of months of imports and Government external debt repayments	6.5	P	6.3	P

Source: Bank Indonesia

P	Preliminary.
(1)	Converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

As of December 31, 2025, official international reserves position was U.S.$156.5 billion, equivalent to 6.3 months of imports and servicing government’s external debt. This is well above the international adequacy standard of around three months of imports.

Regional Swap Arrangements of the Republic

As of December 31, 2025, no drawdowns on existing bilateral and regional swap arrangements have been made.

Debt-to-GDP Ratios

The following table sets forth the central Government’s debt-to-GDP ratio and debt service to GDP ratio as of the dates indicated. Under the State Finances Law No. 17 of 2003, the Republic’s debt-to-GDP ratio must remain below 60%.

Debt-to-GDP Ratios

	As of December 31,		As of September 30,
	2024P		2025P
	(percentages, unless indicated otherwise)
Debt-to-GDP ratio	39.8		40.3
Debt service to GDP ratio	5.5	(1)	4.6	(2)
Total public debt of the central Government (in billions of U.S.$) (3)	545.5		563.7
—% in Loans	12.3		13.0
—% in Bonds	87.7		87.0

Source: Ministry of Finance, Bank Indonesia.

L	LKPP (Financial Report of Central Government/Audited).
P	Preliminary.
(1)	Calculated as debt service for 2024 divided by 2024 GDP at current prices.
(2)

Calculated as debt service for the nine months ended September 30, 2025, divided by GDP at current prices for the twelve months ended September 30, 2025 (comprising the fourth quarter of 2024 and the first three quarters of 2025), as reported by BPS.

(3)	Outstanding foreign currency debt was converted to U.S. dollars using the BI middle exchange rate as of each period indicated in the table.

As of September 30, 2025, the central Government’s debt-to-GDP ratio was 40.3%, with U.S.$563.7 billion of total public debt of the central Government, of which 13.0% was in loans and 87.0% was in bonds.

DESCRIPTION OF THE BONDS

This section of this prospectus supplement is only a summary of the material provisions of the Bonds and the Indenture and it does not contain all of the information that may be important to you as a potential investor in the Bonds. The Republic urges you to read the Indenture for a complete description of its obligations and your rights as a holder of the Bonds. Copies of the Indenture are available for inspection free of charge at the corporate trust office of the Trustee.

The Bonds will be issued pursuant to the Indenture dated as of December 11, 2017 between the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee, and other parties named therein. The Bonds are a series of debt securities more fully described in the accompanying prospectus, except to the extent indicated below.

General Terms of the Bonds

Basic Terms of the Bonds

The Bonds will:

•	be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged;

•

rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed to require the Republic to make payments under any series of the Bonds ratably with payments being made under any other public external indebtedness;

•

not repayable at the option of the holder and not be entitled to the benefit of any sinking fund. The Republic may at any time purchase any series of the Bonds and hold or resell them or surrender them to the Registrar for cancellation;

•	be represented by one or more registered global securities (see “Global Bonds”); and

•

contain “collective action clauses” under which the Republic may amend certain key terms of each series of Bonds including the maturity date, interest rate and other terms, with the consent of less than all of the holders of such series of Bonds.

The 2031 Bonds will:

•	be initially issued in aggregate principal amount of US$1,100,000,000;

•	be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof;

•	be eligible for settlement in DTC, Euroclear and Clearstream;

•	bear interest at 4.350% per annum on the outstanding principal amount from January 21, 2026;

•	pay interest on February 21 and August 21 of each year, except that the first payment of interest will be made on August 21, 2026;

•

be redeemable before maturity at the option of the Republic upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the 2031 Bonds, in whole or in part, at any time or from time to time on or after the date that is one month prior to the maturity date of the 2031 Bonds, prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such 2031 Bonds to the date of redemption;

•	mature on February 21, 2031; and

•	pay all amounts due in respect of principal or interest in U.S. dollars.

The 2036 Bonds will:

•	be initially issued in aggregate principal amount of US$1,100,000,000;

•	be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof;

•	be eligible for settlement in DTC, Euroclear and Clearstream;

•	bear interest at 4.950% per annum on the outstanding principal amount from January 21, 2026;

•	pay interest on February 21 and August 21 of each year, except that the first payment of interest will be made on August 21, 2026;

•

be redeemable before maturity at the option of the Republic upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the 2036 Bonds, in whole or in part, at any time or from time to time on or after the date that is three months prior to the maturity date of the 2036 Bonds, prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such 2036 Bonds to the date of redemption;

•	mature on February 21, 2036; and

•	pay all amounts due in respect of principal or interest in U.S. dollars.

The 2056 Bonds will:

•	be initially issued in aggregate principal amount of US$500,000,000;

•	be issued in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof;

•	be eligible for settlement in DTC, Euroclear and Clearstream;

•	bear interest at 5.475% per annum on the outstanding principal amount from January 21, 2026;

•	pay interest on February 21 and August 21 of each year, except that the first payment of interest will be made on August 21, 2026;

•

be redeemable before maturity at the option of the Republic upon giving not less than 30 days’ nor more than 60 days’ notice, to redeem the 2056 Bonds, in whole or in part, at any time or from time to time on or after the date that is six months prior to the maturity date of the 2056 Bonds, prior to their maturity, at a redemption price equal to the principal amount thereof, plus interest accrued but not paid on the principal amount of such 2056 Bonds to the date of redemption;

•	mature on February 21, 2056; and

•	pay all amounts due in respect of principal or interest in U.S. dollars.

Payment of Principal and Interest

The Republic will make payments to the registered holders of the Bonds. While the Bonds are held in global form, holders of beneficial interests in the Bonds will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the Trustee nor any Agent shall have any responsibility or liability for any aspect of the records of, or payment made by the relevant clearing system or its direct participants in making payments to holders of the Bonds from the funds they receive.

For purposes of this section, with respect to U.S. dollar-denominated Bonds, “Business Day” means any day except Saturday, Sunday or any other on which commercial banks in New York City, Jakarta, or the city where the relevant paying or transfer agent is located are authorized or obligated by law, regulation or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the Bonds is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the Bonds will accrue as a result of the delay in payment.

If the money that the Republic pays to the Trustee or to any paying agent appointed by the Trustee at the expense of the Republic to make payments on any Bonds is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those Bonds. After any such repayment, neither the Trustee nor any paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the Bonds as they become due will not be affected until the expiration of the prescription period, if any, specified in the Bonds. See “Description of the Securities — Prescription” in the accompanying prospectus.

If the Republic at any time defaults in the payment of any principal of, or interest on, the Bonds, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such Bonds.

Global Bonds

DTC, Euroclear, and Clearstream, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the Trustee nor any Agent will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the Trustee nor any Agent will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The Bonds will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of Bonds. The Republic refers to the intangible Bonds represented by a global Bond as “book-entry” Bonds.

The Republic will deposit any global Bond it issues with a clearing system or its nominee. The global Bond will be registered in the name of the clearing system or its nominee or common depositaries. Unless a global Bond is exchanged for certificated securities, as discussed under “Description of the Securities — Certificated Securities” in the accompanying prospectus, it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry Bonds for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry Bonds through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry Bonds, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry Bonds will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold Bonds in this manner, you must rely on the procedures of the institutions through which you hold your Bonds to exercise any of the rights granted to holders. This is because the legal obligations of the Republic run only to the registered owner of the global Bond, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a Bond is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry Bonds to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry Bonds represented by a global Bond, you will also be subject to the following restrictions, among others:

•

you will not be entitled to (a) receive physical delivery of the Bonds in certificated form or (b) have any of the Bonds registered in your name, except under the circumstances described under “Description of the Securities — Certificated Securities” in the accompanying prospectus;

•	you may not be able to transfer or sell your Bonds to some insurance companies and other institutions that are required by law to own their Bonds in certificated form; and

•	you may not be able to pledge your Bonds in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Trustee, Paying Agents, Transfer Agents, Registrar

The Indenture establishes the obligations and duties of the Trustee, the right to indemnification of the Trustee and the liability and responsibility, including limitations, for actions that the Trustee takes. The Trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions. With respect to the Bonds of any series to be held through Euroclear and/or Clearstream, The Bank of New York Mellon SA/NV, Luxembourg Branch will act as Registrar and Transfer Agent. With respect to the Bonds of any series to be held through DTC, The Bank of New York Mellon will act as Registrar and Transfer Agent. With respect to the Bonds of any series to be held through DTC, The Bank of New York Mellon will act as paying agent in The City of New York, USA. The Bank of New York Mellon, London Branch will act as paying agent in the City of London, England for any Bonds held through Euroclear and Clearstream. Bank Indonesia may at any time appoint additional or other paying agents, transfer agents and, in respect of registered Bonds, registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the Bonds are outstanding Bank Indonesia will (i) in the case of Bonds which are specified to be held through Euroclear and/or Clearstream, maintain a transfer agent and registrar in Luxembourg and a paying agent in the City of London, England and (ii) in the case of Bonds which are specified to be held through DTC, maintain a transfer agent, registrar and paying agent in The City of New York. If the relevant Bonds are listed on the SGX-ST and the rules of such exchange so require, Bank Indonesia will maintain a paying agent in Singapore.

Notices

The Republic will mail any notices to the holders of the certificated securities at their registered addresses as reflected in the register maintained by the Registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the holders of a global Bond in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary. The Republic will also publish notices to the holders if and so long as the Bonds are listed on the SGX-ST and the rules of such exchange so require, in a leading newspaper having general circulation in Singapore (which is expected to be the Business Times). If publication in a leading newspaper in Singapore is not practicable, the Republic will have validly given notice if it gives notice in accordance with the rules of the exchange on which the Bonds are listed. The Republic will consider any published notice to be given on the date of its first publication.

TAXATION

For a description of certain tax aspects of the Bonds, see “Taxation” in the accompanying prospectus. The Republic urges you to consult your own tax advisors to determine your particular tax consequences in respect of participating in the offering, and of owning and selling the Bonds.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, which consists of terms agreement dated January 12, 2026 and the underwriting agreement standard terms filed as an exhibit to the registration statement, the Republic has agreed to sell to each of the underwriters and each of the underwriters have agreed to purchase from the Republic, severally and not jointly, the principal amounts of the Bonds listed opposite its name in the table below.

Underwriters	Principal Amount
2031 Bonds
Australia and New Zealand Banking Group Limited		US$220,000,000
BofA Securities, Inc.		US$220,000,000
Morgan Stanley & Co. LLC		US$220,000,000
Natixis		US$220,000,000
Société Générale		US$220,000,000

TOTAL	US$	1,100,000,000

Underwriters	Principal Amount
2036 Bonds
Australia and New Zealand Banking Group Limited		US$220,000,000
BofA Securities, Inc.		US$220,000,000
Morgan Stanley & Co. LLC		US$220,000,000
Natixis		US$220,000,000
Société Générale		US$220,000,000

TOTAL	US$	1,100,000,000

Underwriters	Principal Amount
2056 Bonds
Australia and New Zealand Banking Group Limited		US$100,000,000
BofA Securities, Inc.		US$100,000,000
Morgan Stanley & Co. LLC		US$100,000,000
Natixis		US$100,000,000
Société Générale		US$100,000,000

TOTAL	US$	500,000,000

Australia and New Zealand Banking Group Limited, BofA Securities, Inc., Morgan Stanley & Co. LLC, Natixis and Société Générale are acting as joint lead managers for the U.S. dollar-denominated Bonds. BofA Securities, Inc. is acting as billing and delivering bank in connection with the offering of the U.S. dollar-denominated Bonds. PT BNI Sekuritas, BRI Danareksa Sekuritas and PT Trimegah Sekuritas Indonesia TBK are acting as Indonesian domestic dealers whose sole role is to settle Bond sales to Indonesian purchasers in Indonesia. They are not acting as underwriters in connection with the offering of the Bonds.

The underwriting agreement provides that the underwriters are obligated to purchase all of the Bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriters may be increased or the offering of the Bonds may be terminated.

The Republic has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in that respect.

The Republic estimates that its out-of-pocket expenses for this offering will be approximately US$150,000. The underwriters have agreed to reimburse the Republic for certain of its expenses.

The underwriters have advised the Republic that they propose to offer the Bonds to the public initially at the public offering price that appears on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

Any underwriter who is not registered as a broker-dealer with the Securities and Exchange Commission will not engage in any transaction related to the Bonds in the United States except as permitted by the Securities Exchange Act of 1934. To the extent the underwriters intend to make any offers or sales of the Bonds in the United States, or to nationals or residents of the United States, they will do so only through one or more registered broker-dealers in compliance with applicable securities laws and regulations, as well as with applicable laws of the various states.

In connection with this offering of the Bonds, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Bonds in the open market for the purpose of pegging, fixing or maintaining the price of the Bonds. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover short positions. Any of these activities may cause the price of the Bonds to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time but they must end no later than the earlier of 30 days after the issue date of the Bonds and 60 days after the date of the allotment of the Bonds.

The Bonds are a new issue of securities with no established trading market. The Republic has been advised by the underwriters that they intend to make a market in the Bonds, but the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of or the trading market for the Bonds.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that underwriter or its affiliate on behalf of the Republic in such jurisdiction.

Settlement and Delivery

The Republic expects that delivery of the global Bonds will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds prior to the delivery of the Bonds hereunder will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds prior to their date of delivery hereunder should consult their advisors.

Other Relationships

The underwriters have in the past and may in the future provide investment and commercial banking and other related services to the Republic or its affiliates in the ordinary course of business for which the underwriters and/ or their respective affiliates have received or may receive customary fees and reimbursement of out-of-pocket expenses. The underwriters and their respective affiliates are full service financial institutions engaged in various activities which may include securities trading, commercial and investment banking, financial advice, investment management, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold (on their own account, on behalf of clients or in their capacity of investment advisers) a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments and enter into other transactions, including credit derivatives (such as asset swaps, repackaging and credit default swaps) in relation thereto. Such transactions, investments and securities activities may involve securities and instruments of the Republic or its subsidiaries, jointly controlled entities or associated entities, including the Bonds offered hereby, may be entered into at the same time or proximate to offers and sales of Bonds or at other times in the secondary market and be carried out with counterparties that are also purchasers, holders or sellers of Bonds. The underwriters or certain of their respective affiliates may purchase Bonds and be allocated Bonds for asset management and/or proprietary purposes and not with a view to distribution. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to capital market intermediaries and prospective investors pursuant to paragraph 21 of the Hong Kong SFC Code of Conduct – Important Notice to CMIs (including Private Banks): This notice to CMIs (including Private Banks) is a summary of certain obligations the Code imposes on CMIs, which require the attention and cooperation of other CMIs (including Private Banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the Code.

Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or its group companies would be considered under the Code as having an Association with the Republic, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Bonds. In addition, Private Banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Republic or any CMI (including its group companies) and inform the underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Bonds (except for omnibus orders where underlying investor information should be provided to the OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including Private Banks as the case may be) in the order book and book messages.

CMIs (including Private Banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Republic. In addition, CMIs (including Private Banks) should not enter into arrangements which may result in prospective investors paying different prices for the Bonds.

The Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Bonds, Private Banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private Banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the Code. Private Banks should be aware that placing an order on a “principal” basis may require the relevant affiliated underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the Code to such order and will result in that private bank not being entitled to, and not being paid, any rebate.

In relation to omnibus orders, when submitting such orders, CMIs (including Private Banks) should disclose the underlying investor information, in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	the name of each underlying investor;

•	a unique identification number for each investor;

•	whether an underlying investor has any “Associations” (as used in the Code);

•	whether any underlying investor order is a “Proprietary Order” (as used in the Code);

•	whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: hkbondsyndicate@anz.com, bofa_dcm_syndicate_pb_orders@bofa.com, Project.SEC19@bnisekuritas.co.id, omnibus_debt@morganstanley.com, project.sec19@natixis.com, list.asiapac-glfi-syn-cap@sgcib.com and TRIM-globalroi@trimegah.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including Private Banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to the OC(s); (B) that they have obtained the necessary consents from the underlying investors to disclose such information to the OC(s). By submitting an order and providing such information to the OC(s), each CMI (including Private Banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by the OC(s) and/or any other third parties as may be required by the Code, including to the Republic, relevant regulators and/or any other third parties as may be required by the Code, for the purpose of complying with the Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The underwriters may be asked to demonstrate compliance with their obligations under the Code, and may request other CMIs (including Private Banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including Private Banks) are required to provide the relevant underwriter(s) with such evidence within the timeline requested.

Selling Restrictions

Canada

The Bonds may only be offered or sold to a resident of Canada pursuant to an exemption from the requirement to file a prospectus in the applicable Canadian province or territory in which such offer or sale is made, and only by a registrant duly registered under the applicable securities laws of that province or territory or by a registrant that is relying in that province or territory on the “international dealer” exemption provided by Section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Bonds may only be offered or sold to or for the benefit of residents of any such province or territory that are purchasing, or deemed to be purchasing, as principal, that are “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) and a “permitted client” as defined in NI 31-103. Each Canadian purchaser hereby acknowledges that any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws and that it shall be deemed to represent, warrant and agree that it is an accredited investor and is purchasing as principal (or deemed principal) in connection with any purchase of Bonds hereunder.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of residence for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.4 of NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering. The Republic and the underwriters hereby notify prospective Canadian purchasers that: (a) the Republic or the underwriters may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email and the aggregate purchase price of any Bonds purchased) (“personal information”), which Form 45-106F1 may be required to be filed by the Republic or the underwriters under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Bonds in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number, email and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented, warranted and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Bonds to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of MiFID II;

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.

Hong Kong

Each underwriter:

(a)

has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Italy

The offering of the Bonds has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and will not be subject to formal review by CONSOB. Accordingly, each underwriter has represented and agreed that any offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the Bonds in the Republic of Italy will be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

Any such offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement or any other document relating to the Bonds in the Republic of Italy must be:

(a)

made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of Legislative Decree No. 58 of 24 February 1998, CONSOB Regulation No. 20307 of 15 February 2018, as amended, Italian Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), the Issuer Regulation and any other applicable laws and regulations;

(b)

in compliance with Article 129 of the Italian Banking Act, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on 25 August 2015 (as amended on 10 August 2016); and

(c)

in compliance with all relevant Italian securities, tax, exchange control and any other applicable laws and regulations and any other applicable requirement or limitation that may be imposed from time to time by CONSOB, the Bank of Italy or any other relevant Italian competent authorities.

Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and each underwriter has not directly or indirectly offered or sold and will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Bonds or caused the Bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell any Bonds or cause the Bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

United Kingdom

Other UK regulatory restrictions

Each underwriter:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Republic; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Bonds in, from or otherwise involving the UK.

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed with the Republic, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Bonds to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA;

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.

United Arab Emirates (excluding the Abu Dhabi Global Market and the Dubai International Financial Centre)

Each underwriter has represented and agreed that the Bonds have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (excluding the Abu Dhabi Global Market and the Dubai International Financial Center) other than in compliance with any laws applicable in the United Arab Emirates (excluding the Abu Dhabi Global Market and the Dubai International Financial Centre) governing the issue, offering and sale of securities.

LEGAL MATTERS

The validity of the Bonds will be passed upon for the Republic by the Legal Bureau of the Ministry of Finance and Ginting & Reksodiputro in association with A&O Shearman as to all matters of Indonesian law, and Allen Overy Shearman Sterling (Asia) Pte. Ltd., special New York counsel to the Republic, as to all matters of U.S. law. Certain legal matters will be passed upon for the underwriters by Linklaters Singapore Pte. Ltd., special New York counsel to the underwriters, as to all matters of U.S. law, and Soemadipradja & Taher as to all matters of Indonesian law.

GENERAL INFORMATION

1.

The issue of the Bonds has been authorized by the Minister of Finance of the Republic of Indonesia pursuant to the authority conferred upon her by Article 5 of Law No. 24 of 2002 on Government Debt Securities, as amended by Law No. 4 of 2023 on the Development and Strengthening of the Financial Services Sector.

2.

The implementation of the Bonds’ authorization has been delegated to the Director General of Budget Financing and Risk Management of the Ministry of Finance pursuant to Minister of Finance Decree No. 167 of 2025 on Delegation of Authorities of the Minister of Finance in the Form of Mandate to Officials in the Ministry of Finance Environment, as amended by Decree of the Minister of Finance of the Republic of Indonesia No. 227 of 2025 on Amendment of Minister of Finance Decree No. 167 of 2025 and/or Decrees of the Minister of Finance in connection with the implementation of budget financing and risk management, and Articles 2 and 36 of Minister of Finance Regulation No.215/PMK.08/2019 on the Sale and Repurchase of Government Debt Securities in Foreign Currency in the International Market.

3.

Other than as disclosed in this prospectus supplement there has been no material adverse change in the financial position or affairs of the Republic since December 31, 2024 and the Republic is not a party in any litigation, arbitration or administrative proceeding that is material in the context of the issue of the Bonds and is not aware of any such litigation, arbitration or administrative proceeding whether pending or threatened.

4.

For so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require, Bank Indonesia will appoint and maintain a paying agent in Singapore, where the Bonds may be presented or surrendered for payment or redemption in the event any global bonds are exchanged for certificated bonds. In addition, in the event any global bonds are exchanged for certificated bonds, an announcement of such exchange shall be made by or on behalf of the Republic through the SGX-ST. Such announcement shall include all material information with respect to the delivery of the certificated bonds, including details of the paying agent in Singapore.

5.

For so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require, the Bonds will be traded on the SGX-ST in a minimum board lot size of S$200,000 or its equivalent in foreign currencies.

6.

The 2031 Bonds, the 2036 Bonds and the 2056 Bonds have been accepted for clearance through DTC, Euroclear and Clearstream. With respect to the 2031 Bonds, the CUSIP number is 455780 EE2, and the ISIN is US455780EE28. With respect to the 2036 Bonds, the CUSIP number is 455780 EF9, and the ISIN is US455780EF92. With respect to the 2056 Bonds, the CUSIP number is 455780 EG7, and the ISIN is US455780EG75. The legal entity identifier code of the Republic is 529900FWX0GRR7WG5W79.

WHERE YOU CAN FIND MORE INFORMATION

The Republic has filed registration statements relating to its Bonds, including the Bonds offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933, as amended. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statements. For further information, you should refer to the registration statements. You can request copies of the registration statements, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington D.C.:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public from the SEC’s web site at http://www.sec.gov.

Republic of Indonesia

Debt Securities and/or Warrants

The Republic of Indonesia (the “Republic” or “Indonesia”) may from time to time offer and sell its securities, including its debt securities, in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. The Republic may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities having an aggregate principal amount of up to U.S.$10,000,000,000 (or the equivalent in other currencies). The securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the securities ratably with payments being made under any other public external indebtedness of the Republic.

The indenture under which the debt securities will be issued contains provisions commonly known as “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to January 8, 2015, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2024

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities the Republic may offer under the “shelf” registration statement it has filed with the Securities and Exchange Commission (the “SEC”). Each time the Republic sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading “Further Information.”

i

ENFORCEMENT

The Republic is a sovereign nation. Consequently, it may be difficult for holders of debt securities to obtain or enforce judgments against the Republic. The Republic has irrevocably waived, to the fullest extent permitted by law, any immunity, including foreign sovereign immunity, from jurisdictions in which it might otherwise be entitled, in any action arising out of or in relation to the debt securities, which may be instituted by the Trustee (as defined herein) or a holder of any debt securities in any New York state or federal court sitting in the Borough of Manhattan, the City of New York.

The Republic’s waiver of immunity is a limited and specific waiver for the purposes of the debt securities and the Indenture (as defined herein) and under no circumstances should it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the debt securities or the Indenture. Furthermore, the Republic specifically does not waive any immunity in respect of:

•	actions brought against the Republic arising out of or based upon U.S. federal or state securities laws;

•	attachment under Indonesian law;

•	present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961;

•	“consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963;

•	any other property or assets used solely or mainly for governmental or public purposes in the Republic or elsewhere;

•	military property or military assets or property or assets of the Republic related thereto; and

•	assets or property forming part of the cultural heritage of the Republic and/or Bank Indonesia.

Because the Republic has not submitted to jurisdiction or waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a judgment in the United States against the Republic based on such laws unless a court were to determine that the Republic is not entitled to sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 (the Immunities Act) with respect to such actions. The Republic may assert immunity to such actions or with respect to the property or assets described above. Investors may have difficulty making any claims based upon such securities laws or enforcing judgments against the property or assets described above.

The Republic has appointed the Chief Representative of Bank Indonesia New York as its authorized agent upon whom process may be served in any action arising out of or based on the debt securities. Such appointment is irrevocable until all amounts in respect of the principal and interest, due or to become due on or in respect of the debt securities, have been paid by the Republic to the Trustee or the Paying Agent or unless and until a successor has been appointed as the Republic’s authorized agent. The Republic has agreed that it will at all times maintain an authorized agent to receive such service, as provided above. The Chief Representative of Bank Indonesia is not the agent for receipt of service of process for actions under the United States federal or state securities laws.

The Republic is subject to suit in competent courts in Indonesia. However, the Law on State Treasury (Law No. 1 of 2004, dated January 14, 2004) prohibits the seizure or attachment of property or assets owned by the Republic. Furthermore, a judgment of a non-Indonesian court will not be enforceable by the courts of Indonesia, although such a judgment may be admissible as evidence in a proceeding on the underlying claim in an Indonesian court. Re-examination of the underlying claim de novo would be required before the Indonesian court.

FORWARD-LOOKING STATEMENTS

Forward-looking statements are statements that are not about historical facts, including statements about Indonesia’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Some of the statements contained in (i) this prospectus, (ii) any prospectus supplement, (iii) any pricing supplement to a prospectus supplement and (iv) the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement are forward looking. They include statements concerning, among others:

•	the Republic’s economic, business and political conditions and prospects;

•	the Republic’s financial stability;

•	the depreciation or appreciation of the Rupiah;

•	changes in interest rates; and

•	governmental, statutory, regulatory or administrative initiatives.

The Republic undertakes no obligation to update publicly any of them in light of new information or future events, including changes in Indonesia’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. The Republic cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

•

adverse external factors, such as high international interest rates and recession or low growth in the Republic’s trading partners. High international interest rates could increase the Republic’s current account deficit and budgetary expenditures. Recession or low growth in the Republic’s trading partners could lead to fewer exports from the Republic and, indirectly, lower growth in the Republic;

•

instability or volatility in the international financial markets. This could lead to domestic volatility, making it more difficult for the Government to achieve its macroeconomic goals. This could also lead to declines in foreign direct and portfolio investment inflows;

•

adverse domestic factors, such as a decline in domestic savings and investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

•

other adverse factors, such as adverse commodity price movements, climatic or seismic events, international or domestic hostilities, infectious disease outbreaks or pandemics, political uncertainty and delays in implementing and realizing infrastructure projects and economic policies.

DATA DISSEMINATION

Indonesia subscribes to the IMF’s Special Data Dissemination Standard, which is designed to improve the timeliness and quality of information of subscribing member countries. This standard requires subscribing member countries to provide schedules, referred to as the “Advance Release Calendar”, indicating, in advance, the date on which data will be released. For Indonesia, precise dates or “no-later-than-dates” for the release of data are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The internet website for Indonesia’s Advance Release Calendar and metadata is located at https://dsbb.imf.org/sdds/country/IDN/advance-release-calendar-base. Neither Indonesia nor any agents or underwriters acting on behalf of Indonesia in connection with the offer and sale of securities, as contemplated in this prospectus, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the Republic will use the net proceeds from the sale of the debt securities for the general purposes of the Republic, including to partially fund its general financing requirements.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that the Republic may offer. Each time the Republic offers securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

This section of this prospectus is only a summary of the material provisions of the debt securities and the Indenture and it does not contain all of the information that may be important to you as a potential investor in the debt securities. The Republic urges you to read the Indenture for a complete description of its obligations and your rights as a holder of the debt securities. Copies of the Indenture are available for inspection free of charge at the corporate trust office of the Trustee.

Debt Securities

The debt securities will be issued pursuant to the Indenture dated as of December 11, 2017 between the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee, and other parties named therein (as amended from time to time, the “Indenture”). The Republic has filed the Indenture and forms of debt securities with the Securities and Exchange Commission (“SEC”). The following description summarizes some of the terms of the debt securities and the Indenture.

General Terms

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•	the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow the Republic to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which the Republic will take payments;

•	the authorized denominations;

•	a description of any index the Republic will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the Indenture.

The Republic may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

The Republic may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The Republic may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. The Republic will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

The Republic is not required to issue all of its debt securities under the Indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the Indenture and described in this prospectus.

Status

The debt securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The debt securities will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the debt securities ratably with payments being made under any other Public External Indebtedness.

Payment of Principal and Interest

The Republic will make payments to the registered holders of the debt securities. While the debt securities are held in global form, holders of beneficial interests in the debt securities will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the Trustee nor any Agent shall have any responsibility or liability for any aspect of the records of, or payment made by the relevant clearing system or its direct participants in making payments to holders of the debt securities from the funds they receive.

For purposes of this section, “Business Day” means any day except Saturday, Sunday or any other on which commercial banks in New York City, Jakarta, or the city where the relevant paying or transfer agent is located are authorized or obligated by law, regulation or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the debt securities is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the debt securities will accrue as a result of the delay in payment.

If the money that the Republic pays to the Trustee or to any paying agent appointed by the Trustee at the expense of the Republic to make payments on any debt securities is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the Trustee nor any paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “— Prescription” below.

If the Republic at any time defaults in the payment of any principal of, or interest on, the debt securities, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such debt securities.

Additional Amounts

The Republic will make all principal and interest payments on the debt securities, to the extent permitted by law, without withholding or deducting any present or future taxes, levies, imposts, duties, assessments or other charges of whatever nature imposed by the Republic or any of its political subdivisions (“Indonesian Taxes”). If Indonesian law requires the Republic to withhold or deduct any Indonesian Taxes, the Republic will pay the holders of debt securities such additional amounts (“Additional Amounts”) necessary to ensure that they receive the same amount as they would have received without any withholding or deduction. The Republic will not, however, pay any Additional Amounts in connection with any Indonesian Taxes that are imposed due to any of the following:

i.	the holder has or had some connection with the Republic other than merely owning or holding the debt securities or receiving principal and interest payments on the debt securities;

ii.	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

iii.

any tax, assessment or other governmental charge that would not have been imposed but for the failure of a holder or beneficial owner of a debt security to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (a) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (b) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file the U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY;

iv.

the holder has failed to present any such debt securities for payment (where such presentment is required) within 30 days after the date on which such payment has been made available to the holder except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting such debt security for payment on the last of such 30 days;

v.

any tax, assessment or other governmental charge that would not have been imposed but for the failure by a holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any debt securities or through which payment on the debt securities is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service) imposed pursuant to, or under an intergovernmental agreement entered into between the United States and the government of another country in order to implement the requirements of, Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the debt securities or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous than these provisions as enacted on such date; or

vi.

the holder is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

Any reference to “principal” or “interest” on the debt securities includes any Additional Amounts which may be payable on the debt securities.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in the Republic or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, delivery or registration of the debt securities or any other document or instrument referred to therein.

Unless the context requires otherwise, any references in this prospectus to principal or interest on the debt securities will include additional amounts payable by the Republic in respect of such principal or interest.

Negative Pledge

So long as any of the debt securities remains outstanding, the Republic will not create or permit the creation of any mortgage, charge, lien, pledge or any other security interest on any of its present or future assets or revenues, or any part thereof, to secure any Public External Indebtedness (as defined below), unless the Republic shall procure that all amounts payable under the debt securities are secured equally and ratably.

“Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed which is issued by and in the name of the Republic and is backed by the full faith and credit of the Republic. As used in the preceding sentence, money borrowed “by and in the name of the Republic” shall not include the borrowings of any state-owned-enterprises or other agency, authority, department or instrumentality which under the laws of the Republic constitutes a juridical entity or statutory body separate from the Republic so long as such Indebtedness does not carry the full faith and credit of the Republic.

“External Indebtedness” means Indebtedness which is denominated or payable by its terms in, or at the option of the holder thereof payable in, a currency or currencies other than the lawful currency of the Republic.

“Public External Indebtedness” means External Indebtedness which (i) is publicly issued or privately placed in the capital markets, (ii) is in the form of, or represented by, bonds, debentures, notes or other similar instruments or book entries and (iii) is, or is eligible to be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

“Security Interest” means any security interest, lien, pledge, mortgage, deed of trust, charge or other encumbrance, security interest or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date the Indenture becomes effective or at any time thereafter.

Notwithstanding the above, the Republic may create or permit the creation of any Security Interests:

1.

securing Public External Indebtedness incurred, assumed or guaranteed by the Republic solely to finance or refinance the acquisition, construction or development of the property over which such Security Interest has been created or permitted to be created, provided that such Security Interest does not extend to any other property of the Republic; however, in the case of construction, the Security Interest may extend to: unimproved real property for the construction, any trust account into which the proceeds of the offering creating such Public External Indebtedness may be temporarily deposited pending use in the construction, and the revenues to be generated by the operation of, or loss or damage to, the property to be constructed;

2.

existing on any property or asset at the time of its acquisition (or arising after its acquisition pursuant to an agreement entered into prior to, and not in contemplation of, such acquisition), and extensions and renewals of such Security Interest limited to the original property or asset covered thereby and securing any extension or renewal of the original secured financing;

3.

arising out of the renewal, extension or replacement of any indebtedness permitted under paragraph 2 above; provided, however, that the principal amount of such Public External Indebtedness is not increased;

4.	arising in the ordinary course of borrowing activities of the Republic to secure Public External Indebtedness with a maturity of one year or less;

5.	in existence as of the date of the issuance of the debt securities;

6.	pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings which proceedings are being contested in good faith; or

7.	arising by operation of law, provided that any such Security Interest is not created or permitted to be created by the Republic for the purpose of securing any Public External Indebtedness.

Events of Default

Each of the following events will constitute an Event of Default under any series of debt securities:

i.	the Republic defaults in any payment of the principal of or interest on any of the debt securities and such default is not cured within 30 days;

ii.

the Republic defaults in the performance of any other covenant in the debt securities and such default continues for a period of 60 days after written notice thereof has been given to the Republic by holders representing at least 10% of the aggregate principal amount of the debt securities outstanding;

iii.

any Public External Indebtedness in a principal amount in excess of U.S.$50,000,000 (or the equivalent amount thereof in any other currency) is accelerated (other than by optional or mandatory prepayment or redemption);

iv.

the Republic defaults in the payment of principal or interest in excess of U.S.$50,000,000 (or the equivalent amount thereof in any other currency) payable (whether upon maturity, acceleration or otherwise) in connection with Public External Indebtedness beyond any applicable grace and waiver periods and such default shall not have been cured or waived within 30 days after written notice thereof has been given to the Republic pursuant to the Indenture by any holder; or

v.	the Republic declares a moratorium with respect to the payment of principal of or interest on any Public External Indebtedness.

If an Event of Default under the debt securities shall have occurred and be continuing then in each and every such case, upon notice in writing by the holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate outstanding principal amount of the debt securities to the Republic, with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may, and the Trustee at the written request of such holders shall (subject to receiving indemnity and/or security to its satisfaction), declare the principal amount of all the debt securities due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of the Republic, unless prior to receiving such notice all Events of Default in respect of all the debt securities shall have been cured or waived; provided that if, at any time after the principal of the debt securities shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the debt securities, the Republic shall pay or shall deposit (or cause to be paid or deposited) with the Trustee or Paying Agent a sum sufficient to pay all matured installments of interest and principal upon all the debt securities which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each debt security at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover the fees and reasonably incurred expenses of the Trustee, including, without limitation, the fees and expenses of its counsel, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the debt securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the holders of more than 50% in aggregate principal amount of the debt securities then outstanding, by written notice to the Republic and to the Trustee, may, on behalf of all of the holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

Notwithstanding the foregoing, in the case of an Event of Default specified in (ii) above, the principal amount of and the accrued interest on the debt securities may only be declared immediately due and payable if such event is materially prejudicial to the interests of the holders of debt securities.

Purchases of Debt Securities by the Republic

The Republic may at any time purchase or acquire any of the debt securities in any manner and at any price in the open market. The debt securities which are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Registrar for cancellation.

Enforcement

Except as provided in Section 4.7 of the Indenture, no holder of any debt securities shall have any right by virtue of or by availing itself of any provision of the Indenture or the debt securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or the debt securities, or for any other remedy hereunder or under the debt securities, unless (a) such holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the debt securities, (b) the holders of not less than 25% in aggregate principal amount outstanding of the debt securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity and/or other security to its satisfaction as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or other security shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture, it being understood and intended, and being expressly covenanted by every holder of debt securities with every other holder of debt securities and the Trustee, that no one or more holder shall have any right in any manner whatsoever by virtue or by availing itself of any provision of the Indenture or of the debt securities to affect, disturb or prejudice the rights of any other holder of debt securities or to obtain priority over or preference to any other such holder, or to enforce any right under the Indenture or under the debt securities, except in the manner herein provided and for the equal, ratable and common benefit of all holders. For the protection and enforcement of this “Enforcement” section, each and every holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Meeting, Amendments and Waivers — Collective Action

The Republic may call a meeting of holders of any series of the debt securities at any time regarding the Indenture. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the Trustee will call a meeting of holders of a series of the debt securities if at least 10% in aggregate principal amount of such debt securities have delivered a written request to the Republic or the Trustee (with a copy to the Republic) setting forth the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the Trustee and the Trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notice is given.

Only holders of the debt securities and their proxies are entitled to vote at a meeting of holders. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic will consult with the Trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of the debt securities pursuant to written action with the consent of the requisite percentage of the debt securities of the relevant series. The Republic will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the Republic.

The holders of a series of the debt securities may generally approve any proposal by the Republic to modify or take action with respect to any Non-Reserved Matter (as defined below) relating to the Indenture or the terms of such debt securities with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders of any series of debt securities issued under the Indenture may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver (each, a “Modification”) proposed by the Republic that would do any of the following (such subjects referred to as “Reserved Matter Modification”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the Indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities and the Indenture);

•	change the currency or place of payment of any amount payable;

•

permit early redemption of the debt securities of a series, or if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price;

•	modify the Republic’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•

change the definition of “Outstanding” or the percentage of affirmative votes or written consents, as the case may be, required for the taking of any action pursuant to Section 11.4, Section 11.5 and Section 11.6 of the Indenture;

•	change the definition of “Uniformly Applicable” or “Reserve Matter Modification”;

•

authorize the Trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person;

•

change the legal ranking, governing law, submission to jurisdiction, the Republic’s obligation to appoint and maintain an agent for service of process or waiver of immunities provisions of the terms of such debt securities.

A Reserved Matter Modification, including the payment terms of any series of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent:

•	in the case of a proposed modification to a single series of the debt securities, the holders of more than 75% of the aggregate principal amount of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of Existing Debt Securities (as defined below) are outstanding, if the Republic certifies to the Trustee and to the trustee under the applicable Existing Indenture (for the benefit of the holders of the affected Existing Debt Securities) that a cross series modification is being sought simultaneously with an Existing Indenture Reserve Matter Modification (as defined below), the Existing Debt Securities affected by such Existing Indenture Reserve Matter Modification shall be treated as “Series affected by that proposed Modification” as that phrase is used in the Indenture; provided that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such Modification will be considered Uniformly Applicable, the holders of any series of Existing Debt Securities affected by the Existing Indenture Reserve Matter Modification shall be deemed “Holders of debt securities of all Series affected by that Modification,” for the purpose of the Uniformly Applicable definition. It is the intention of this clause that in respect of any cross-series modification, the votes of the holders of the affected Existing Debt Securities be counted for purposes of the voting thresholds specified in the Indenture for the applicable cross series modification as though those Existing Debt Securities had been affected by that cross series modification, although it is acknowledged and agreed that the effectiveness of any Modification, as it relates to the affected Existing Debt Securities, shall be governed exclusively by the terms and conditions of those Existing Debt Securities and by the applicable Existing Indenture; provided, however, that no such Modification as to the debt securities will be effective unless such Modification shall have also been adopted or deemed adopted by the holders of the affected Existing Debt Securities pursuant to the amendment and modification provisions of such Existing Debt Securities.

“Existing Debt Securities” means any of the 2004 Debt Securities, 2009 Debt Securities, 2010 Debt Securities, 2014 Debt Securities or 2015 Debt Securities, as applicable;

“Existing Indenture” means any of the 2004 Indenture, 2009 Indenture, 2010 Indenture, 2014 Indenture, 2015 Indenture or 2015 December Indenture, as applicable;

“Existing Indenture Reserve Matter Modification” means any modification to the terms and conditions of one or more series of the Existing Debt Securities, pursuant to Clauses 12.2.2 and 12.4 of the 2009 Indenture or Clauses 12.2.2 and 12.10 of the 2015 Indenture, as applicable;

“2004 Debt Securities” means debt securities authenticated and delivered under the 2004 Indenture;

“2009 Debt Securities” means debt securities authenticated and delivered under the 2009 Indenture;

“2010 Debt Securities” means debt securities authenticated and delivered under the 2010 Indenture;

“2014 Debt Securities” means debt securities authenticated and delivered under the 2014 Indenture;

“2015 Debt Securities” means debt securities authenticated and delivered under the 2015 Indenture;

“2015 December Debt Securities” means debt securities authenticated and delivered under the 2015 December Indenture;

“2004 Indenture” means the indenture dated as of March 10, 2004 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee;

“2009 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee;

“2010 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010;

“2014 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010 and second supplemental indenture dated as of June 21, 2014;

“2015 Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010, second supplemental indenture dated as of June 21, 2014 and third supplemental indenture dated as of January 8, 2015; and

“2015 December Indenture” means the indenture dated as of January 28, 2009 between the Republic of Indonesia, as issuer, and The Bank of New York Mellon, as trustee, as amended by the first supplemental indenture dated as of January 5, 2010, second supplemental indenture dated as of June 21, 2014, third supplemental indenture dated as of January 8, 2015 and fourth supplemental indenture dated as of December 1, 2015.

The Republic may select, in its discretion, any modification method for a Reserved Matter Modification in accordance with the Indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Non-Reserved Matter Modification,” as referred to above, means a Modification other than a Modification constituting a Reserved Matter.

“Uniformly Applicable,” as referred to above, means a Modification by which (A) Holders of debt securities of all Series affected by that Modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting Holder of debt securities of any Series affected by that Modification electing the same option under such menu of instruments).

Before soliciting any consent or vote of any holder of a series of the debt securities for any change to a Reserved Matter, the Republic will provide the following information to the Trustee for distribution to the holders of such debt securities:

•

a description of the Republic’s economic and financial circumstances that are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

•

if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of the Republic’s proposed treatment of foreign debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking a Reserve Matter Modification affecting any other series of debt securities, a description of that proposed Modification.

In determining whether the holders of the requisite principal amount of debt securities outstanding have taken any action or instruction under the Indenture or the debt securities, a debt security will be disregarded and deemed not to be outstanding, and may not be counted in a vote or consent solicitation for or against a proposed Modification, if on the record date for the proposed Modification or other action or instruction hereunder, the debt security is held by the Republic or by a Public Sector Instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a Public Sector Instrumentality, except that (x) debt securities held by the Republic or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by the Republic or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Republic, a Public Sector Instrumentality or a corporation, trust or other legal entity that is controlled by the Republic or a Public Sector Instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice, and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Trustee, upon the certificate, statement or opinion of or representations by the Trustee; and (y) in determining whether the Trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the Trustee has received an officer’s certificate will be so disregarded.

As used in the preceding paragraph, “Public Sector Instrumentality” means any department, ministry or agency of the central Government of the Republic, Bank Indonesia or a corporation, trust or other legal entity that is controlled by the central government of the Republic or by a Public Sector Instrumentality if the Republic or any of the foregoing has the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or to elect or to appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

The Republic and the Trustee may, without the vote or consent of any holder of the debt securities, amend the Indenture or such debt securities for the purposes of:

•	adding covenants by the Republic for the benefit of the holders;

•	surrendering any of the Republic’s right or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any provision which may be defective or inconsistent with any other provision.

Further Issues

The Republic may from time to time, without the consent of holders of the debt securities, create and issue additional debt securities having the same terms as the debt securities in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the debt securities, or (b) in a “qualified reopening” of the debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Such additional debt securities will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

If the Republic issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, the Republic will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

The Republic may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between the Republic and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions the Republic may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries; and

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and do not constitute indebtedness of the Republic.

Global Securities

The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”) are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the Trustee nor any Agent will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the Trustee nor any Agent will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The warrants or debt securities will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of debt securities. The Republic refers to the intangible debt securities represented by a global security as “book-entry” securities.

The Republic will deposit any global security it issues with a clearing system or its nominee. The global security will be registered in the name of the clearing system or its nominee or the common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “— Certificated Securities,” it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold securities in this manner, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of the Republic run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “— Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective; and

•

none of the Republic, the Trustee, any paying agent, any registrar or any agent of the Republic or the Trustee shall have any responsibility or obligation to any beneficial owner in a global security, or participant or other person with respect to the accuracy of the records of the relevant clearing system or its nominee or common depositary, with respect to any ownership interest in the securities or with respect to the delivery to any participant, beneficial owner or other person of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such securities. All notices and communications to be given to the holders and all payments to be made to holders under the securities and the Indenture will be given or made only to or upon the order of the registered holders (which shall be the relevant clearing system or its nominee or common depositary in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the relevant clearing system or its nominee or common depositary subject to the applicable procedures. The Republic, the Trustee, any paying agent, any registrar and any agent of the Republic or the Trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the relevant clearing system or its nominee or common depositary with respect to its members, participants and any beneficial owners. The Republic, the Trustee, any paying agent, any registrar and any agent of the Republic or the Trustee shall be entitled to deal with the relevant clearing system or its nominee or common depositary, that is the registered holder of any global security for all purposes relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of the Republic, the Trustee, any paying agent, any registrar or any agent of the Republic or the Trustee shall have any responsibility or liability for any acts or omissions of the relevant clearing system or its nominee or common depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the relevant clearing system or its nominee or common depositary and any participant or between or among the relevant clearing system or its nominee or common depositary, any such participant and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

The Clearing Systems

The following description reflects the Republic’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream. The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream. These systems could change their rules and procedures at any time, and the Republic takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream purchaser, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its New York depositary to receive the securities and make payment for them. On the closing date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

The Republic will issue debt securities in certificate registered form only if:

•

the depositary notifies the Republic that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Bank Indonesia does not appoint a successor depositary or clearing agency within 90 days;

•	The Republic decides it no longer wishes to have all or part of the debt securities represented by a global security.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may execute, and the Trustee or the Registrar shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to the Republic and to the Trustee an indemnity under which it will agree to pay the Republic, the Trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. The Republic and the Trustee (or the Registrar) may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If the Republic issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the Registrar as specified in the Indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

The Republic will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. The Republic may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The Registrar may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The Indenture establishes the obligations and duties of the Trustee, the right to indemnification of the Trustee and the liability and responsibility, including limitations, for actions that the Trustee takes. The Trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agents, Transfer Agents, Registrar

The Bank of New York Mellon, The Bank of New York Mellon SA/NV, Luxembourg Branch and The Bank of New York Mellon, London Branch will be appointed as the paying agents, transfer agents and registrar. Bank Indonesia may at any time appoint additional or other paying agents, transfer agents and, in respect of registered debt securities, registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided that while the debt securities are outstanding Bank Indonesia will (i) in the case of debt securities which are specified to be held through Euroclear and/or Clearstream maintain a transfer agent and registrar in Luxembourg and a paying agent in the City of London, England and (ii) in the case of debt securities which are specified to be held through DTC, maintain a transfer agent, registrar and paying agent in The City of New York. If the relevant debt securities are listed on the Singapore Stock Exchange and the rules of such exchange so require, Bank Indonesia will maintain a paying agent in Singapore.

Notices

The Republic will mail any notices to the holders of the certificated securities at their registered addresses as reflected in the register maintained by the Registrar. The Republic will consider any mailed notice to have been given five Business Days after it has been sent. The Republic will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary. The Republic will also publish notices to the holders if and so long as the debt securities are listed on the SGX-ST and the rules of such exchange so require, in a leading newspaper having general circulation in Singapore (which is expected to be the Business Times). If publication in a leading newspaper in Singapore is not practicable, the Republic will have validly given notice if it gives notice in accordance with the rules of the exchange on which the debt securities are listed. The Republic will consider any published notice to be given on the date of its first publication.

Prescription

Claims against the Republic for the payment of principal, interest, premium, if any, or other amounts due on the debt securities will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the debt securities, in each case from the date on which such payment first became due.

Governing Law and Jurisdiction

The Indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except for the Republic’s authorization and execution, which shall be governed by and interpreted in accordance with the laws of the Republic.

The Republic will irrevocably submit to the jurisdiction of any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the debt securities, and the Republic will irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic will irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic has appointed the Chief Representative of Bank Indonesia New York in The City of New York as its authorized agent (the “Process Agent”) upon which process may be served in any action by the Trustee or a holder arising out of or based on the debt securities or the Indenture which may be instituted in any federal court in the Southern District of New York or any state court in the Borough of Manhattan, The City of New York, and the Republic will expressly accept the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable until all amounts in respect of the principal and interest, due or to become due on or in respect of all the debt securities have been paid by the Republic to the Trustee or unless and until the appointment of a successor as such Process Agent located in the Borough of Manhattan, The City of New York, and such successor’s acceptance of such appointment. Service of process upon the Process Agent at 200 Vesey Street, New York, New York, 10285 (phone: 1-212-732-1958 fax: 1-212-732-4003), or at such other address in the United States as may be the office of the Process Agent at the time of such service, and written notice of such service mailed or delivered to the Republic shall be deemed in every respect service of process upon the Republic. The failure of the Process Agent to advise the Republic of its receipt of such service shall have no effect on the validity or timeliness of any such service. Notwithstanding the foregoing, any action by the Trustee or a holder arising out of or based on the debt securities or the Indenture may be instituted by such Person in any competent court in the Republic.

The Republic will waive irrevocably, to the fullest extent permitted by law, any immunity to which it might otherwise be entitled under the Immunities Act or otherwise in any action arising out of or based on the debt securities or the Indenture which may be instituted as provided herein in any federal court in the Southern District of New York, any state court in the Borough of Manhattan, The City of New York or in any competent court in the Republic; such waiver shall not be subject to retraction or modification by the Republic. Notwithstanding anything to the contrary in the Indenture or the debt securities, such waiver of immunity shall not be deemed or interpreted to include any waiver of immunity in respect of (i) actions brought against the Republic arising out of or based upon U.S. federal or state securities laws; (ii) attachment under Indonesian law; (iii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iv) “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (v) any other property or assets used solely or mainly for governmental or public purposes in the Republic or elsewhere; (vi) military property or military assets or property or assets of the Republic related thereto; or (vii) assets or property forming part of the cultural heritage of the Republic and/or Bank Indonesia.

Notwithstanding anything to the contrary herein, none of the provisions described in this “Governing Law and Jurisdiction” section shall apply to actions brought under the United States federal securities laws or any state securities laws and the Process Agent is not the agent for receipt of service for any action or proceeding under these laws.

Currency Indemnity

The Republic’s obligation to any holder under a series of the debt securities that has obtained a court judgment affecting those debt securities will be discharged only to the extent that the holder or the Trustee may purchase U.S. dollars, referred to as the “agreement currency,” with the judgment currency. If the holder or the Trustee cannot purchase the agreement currency in the amount originally to be paid, the Republic agrees to pay the difference. The holder and the Trustee, however, agree to reimburse the Republic for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder or the Trustee. If the Republic is in default of its obligations under such debt securities, however, the holder or the Trustee will not be obligated to reimburse the Republic for any excess.

TAXATION

The following discussion provides a general summary of some of the primary tax consequences of purchasing, owning or selling the debt securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Indonesian Taxation

The following is a summary of certain Indonesian income tax consequences that may be relevant to non-resident holders of the debt securities in connection with the holding and disposition of the debt securities. The Republic uses the term “non-resident holders” to refer to:

(a)	An individual who does not reside in Indonesia or an individual who is not physically present in Indonesia for more than 183 days during 12-month period; and

(b)	A corporation which is established and domiciled outside of Indonesia,

whether or not such person carries out a business or activities through a permanent establishment in Indonesia.

In determining the residency of an individual or entity, a tax treaty may stipulate different provisions on the tax resident definition and override the provisions described above.

If a non-resident has a permanent establishment in Indonesia, the permanent establishment will be subject to Indonesian tax obligations and is required to register with the Indonesian Tax Office, or ITO, to obtain a tax ID number and report its business to be confirmed as a VAT-able taxpayer (if applicable), maintain bookkeeping, prepare financial statements, and file monthly and annual tax returns. The taxable income of the permanent establishment is subject to corporate income tax at a flat rate of 25%. The taxable income will include all income, including but not limited to foreign source income directly or indirectly attributable to such permanent establishment. In addition, the after-tax taxable income of a permanent establishment in Indonesia is also subject to a branch profits tax at the rate of 20% (which may be reduced according to an applicable tax treaty). The branch profit tax can be exempted if all the after-tax income are reinvested in Indonesia no later than the following fiscal year in one of the following investment forms: (1) as a founding shareholder or a participant founder in a newly established Indonesian company through capital participation; (2) as a shareholder in an established Indonesian company through capital participation; (3) acquisition of fixed assets used by the permanent establishment to conduct its business or activities in Indonesia; or (4) investment in the form of intangible assets used by the permanent establishment to conduct its business or activities in Indonesia. The investment procedure for the exemption of branch profit tax should be in accordance with requirements set out in the Minister of Finance Regulation No. 14/PMK.03/2011 dated January 24, 2011. Under the Republic’s income tax treaty with the United States, the U.S.-Indonesia Treaty, the applicable branch profit tax rate for permanent establishment of a United States resident is 10%.

Taxation of Interest

Payments of interest on debt securities issued to non-residents will generally be subject to an Indonesian withholding tax (unless the debt securities are held and owned by a permanent establishment in Indonesia, as discussed below) assessed at a rate of 20% of the gross amount of the interest payment, although this can be reduced based on the applicable tax treaty.

Under Government Regulation No. 9/2021 (“GR-9”) dated February 2, 2021, starting from August 2, 2021 which is 6 (six) months from the enactment of GR-9, the withholding tax rate on interest including premium, discount, and remuneration in connection with debt repayment guarantees related to debt securities paid to a non-resident that does not have a permanent establishment in Indonesia was reduced from 20% to 10% or the relevant rate under the applicable tax treaty. If a non-resident qualifies for benefits under the U.S.-Indonesia Treaty, the withholding tax is 10% of the gross amount of the interest payment. Accordingly, the Indenture requires, subject to certain exceptions as described in “Description of the Securities,” the Republic to pay Additional Amounts in respect of interest payments on debt securities. The Indenture obligation is in addition to obligation pursuant to the MOF Regulation 213.

Pursuant to Government Regulation No. 91 of 2021 (“GR-91”) dated August 30, 2021, if an individual or entity holds debt securities through a permanent establishment in Indonesia, a final withholding tax of 10.0% applies to interest received on the debt securities.

Minister of Finance Regulation No. 213/PMK.010/2021 on Income Tax Borne by the Government with respect to Interest Compensation of Government Securities Issued in International Market and Third Party Income on Services Provided to the Government in an Issuance and/or Redemption/Exchange of Government Securities in International Market (“MOF Regulation 213”) provides that the Republic is required to pay interest on the debt securities by way of a method called Pajak Ditanggung Pemerintah (i.e., tax borne by the government), whereby the government bears the tax arising from interest income on the debt securities issued by the Republic in the international market. As such, under current practice and regulations, the Republic pays the withholding tax on the amounts of interest payments it makes to residents and non-residents on the debt securities.

Taxation of Dispositions

Generally, gains resulting from the sale or other disposition of debt securities by a non-resident will be considered interest that is subject to the withholding tax outlined above. A tax treaty may stipulate different provisions on the interest definition and override this provision.

Under the U.S.-Indonesia Treaty, the term “interest” is defined as income from bonds, debentures, Government securities, notes, or other evidences of indebtedness, whether or not secured by a mortgage or other security and whether or not carrying a right to participate in profits, and debt-claims of every kind, as well as all other income which, under the taxation law of the Contracting State in which the income has its source, is attributed to income from money lent.

Based on the U.S.-Indonesia Treaty, a U.S. resident shall be exempt from Indonesian tax on gains derived from the sale, exchange, or other disposition of debt securities held as capital assets unless:

(a)

the recipient of the gain has a permanent establishment or fixed base in Indonesia and gain from the disposition of debt securities is effectively connected with such permanent establishment or fixed base; or

(b)	the recipient of the gain is an individual and is present in Indonesia for a period or periods aggregating 120 days or more during the taxable year.

Other Indonesian Taxes

There are no other material Indonesian taxes or duties (e.g., inheritance taxes, gift duties, stamp duty or similar taxes) that a holder of debt securities will be required to pay in relation to any of the payments made by the Republic.

This summary is based on Indonesian laws, rules, and regulations in effect as of the date of the registration statement, all of which are subject to change and may apply retroactively. It is not intended to constitute a complete analysis of the tax consequences under Indonesian law of the receipt, ownership, or disposition of the debt securities, in each case by non-resident holders, nor to describe any of the tax consequences that may be applicable to citizens or residents of the Republic.

If you are not a non-resident holder, you should consult your tax advisor about the consequences of holding these debt securities.

United States Federal Income Taxation

The following is a discussion of material U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of a debt security. You will be a U.S. Holder if you are the beneficial owner of a debt security and you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. You will be a non-U.S. Holder if you are a beneficial owner of a debt security and you are not a U.S. Holder. This discussion deals only with holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or interest rate risk or as a position in a “straddle” or conversion transaction, entity taxed as a partnerships or the partners therein, tax-exempt organization, a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year or a person whose “functional currency” is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income, special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account on an applicable financial statement or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Further, any special U.S. federal income tax considerations relevant to warrants or debt securities that are issued in combination with warrants will be provided in the applicable prospectus supplement.

This summary is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this prospectus, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this discussion. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

U.S. Holders

Payments of Interest and Additional Amounts. If you are a U.S. Holder, the gross amount of payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security and Additional Amounts, if any (i.e., without reduction for Indonesian withholding taxes, determined utilizing the appropriate Indonesian withholding tax rate applicable to you), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”) and you use the cash method of accounting, the amount of interest income realized will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. If you are an accrual method holder, you will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within your taxable year), or, at your election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you are an accrual method holder, you will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date you acquired the debt security and the first Interest Payment Date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Indonesian withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income (provided that you elect to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year). Interest and Additional Amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. The calculation of foreign tax credits and, if you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult their own tax advisors regarding the availability of foreign tax credits and the treatment of Additional Amounts.

Original Issue Discount. If the Republic issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a debt security other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If you hold an Original Issue Discount Debt Security, you generally will be subject to special tax accounting rules for obligations issued with OID. You should be aware that, as described in greater detail below, you generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, if you are the holder of an Original Issue Discount Debt Security, regardless of whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that you own the debt security. The daily portions of OID on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. If you are the initial holder, the amount of OID on an Original Issue Discount Debt Security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by you in respect of an Original Issue Discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in your income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant-yield method described above. If you purchase debt securities at a premium or bearing market discount and make this election, you will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the relevant currency using the constant-yield method described above, and (b) translating the amount of the relevant currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within your taxable year) or, at your election (as described above under “— Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, if you hold an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. All payments on an Original Issue Discount Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you are a subsequent U.S. Holder of an Original Issue Discount Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or you are an initial U.S. Holder that purchases an Original Issue Discount Debt Security at a price other than the debt security’s issue price, you also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire the Original Issue Discount Debt Security at a price greater than its adjusted issue price, you are required to reduce your periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a “variable rate debt instrument” is an Original Issue Discount Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. Holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular Original Issue Discount Debt Securities, may be subject to special rules that differ from the general rules discussed above. If you purchase debt securities with such features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisor with respect to the debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. Holder, you will be required to accrue stated interest on the debt security under the rules for OID described above, and you will be required to accrue OID that would otherwise fall under the de minimis threshold regardless of your method of accounting for tax purposes.

Purchase, Sale and Retirement of debt securities. Your tax basis in a debt security generally will equal the cost of the debt security to you, increased by any amounts includible in your income as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security. In the case of a Foreign Currency Debt Security, the cost of such debt security to you will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash method U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a relevant currency will be determined in the manner described under “Original Issue Discount” above and “Premium and Market Discount” below. The conversion of U.S. dollars to a relevant currency and the immediate use of the relevant currency to purchase a Foreign Currency Debt Security generally will not result in taxable gain or loss for you.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between (a) the amount you realize on the transaction (less any accrued qualified stated interest, which will be taxable as such) (b) and your tax basis in the debt security. If you receive a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the relevant currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash method U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to you if you are an accrual basis U.S. Holder in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, Short-Term Debt Securities (as defined below) and foreign currency gain or loss, the gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. Holder and certain other non-corporate U.S. Holders generally is subject to tax at a lower rate than ordinary income or net short-term capital gain. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

Gain or loss recognized by you on the sale, exchange or retirement of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Premium and Market Discount. If you purchase the debt security at a cost greater than its remaining redemption amount (as defined under “Original Issue Discount” above), you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Debt Security, you should calculate the amortization of the premium in the relevant currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or you dispose of the debt security. Therefore, if you do not elect to amortize such premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase the debt security at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Debt Security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount.” In such case, gain realized by you on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held the debt security. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a Foreign Currency Debt Security in the relevant currency. The amount includible your income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply.

Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by you on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Debt Securities”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Debt Security as qualified stated interest. Thus, all Short-Term Debt Securities will be Original Issue Discount Debt Securities. OID will be treated as accruing on a Short-Term Debt Security ratably, or at your election, under a constant yield method.

Second, if you are a U.S. Holder of a Short-Term Debt Security that uses the cash method of tax accounting and are not a bank, securities dealer, regulated investment company or common trust fund, and do not identify the Short-Term Debt Security as part of a hedging transaction, you will generally not be required to include OID in income on a current basis. If you are such a U.S. Holder, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period you held the debt security. Notwithstanding the foregoing, if you are a cash method U.S. Holder of a Short-Term Debt Security, you may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If you elect to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

If you are an accrual method holder or one of certain types of cash method U.S. Holders (including banks, securities dealers, regulated investment companies and common trust funds), you generally will be required to include original issue discount on a Short-Term Debt Security in income on a current basis. Alternatively, you can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Debt Security’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Debt Security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at your election, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Debt Security.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. Holders of any Contingent Debt Obligations will be provided in the applicable Prospectus Supplement.

Foreign Currency Debt Securities and Reportable Transactions. A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. You may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if you are an individual or trust, or higher amounts for other U.S. Holders. In the event the acquisition, ownership or disposition of a Foreign Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, you will be required to disclose your investment to the IRS, currently on Form 8886. In addition, the statute of limitations for assessment of tax attributable to the reportable transaction would be suspended. You should consult your tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.

Non-U.S. Holders

Subject to the discussion below under “Information Reporting and Backup Withholding,” if you are a non-U.S. Holder, payments or accruals of interest in respect of the debt securities generally will not be subject to U.S. federal income tax.

Further, subject to the discussion below under “Information Reporting and Backup Withholding” if you are a non-U.S. Holder, any gain you realize on the sale, exchange or retirement of a debt security generally will be exempt from U.S. federal income tax.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of USD 50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your own tax advisors concerning the application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments on the debt securities made to certain United States persons. You will be a United States person if you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If you are a United States person, you generally will not be subject to backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent or otherwise establish an exemption. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.

If you are not a United States person, you may have to comply with applicable certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a debt security generally will be allowed as a refund or a credit against the holder’s federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

PLAN OF DISTRIBUTION

Terms of Sale

The Republic will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the debt securities, if any;

•	the proceeds to the Republic from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the debt securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such debt securities may be listed.

The Republic may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from the Republic for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for the Republic in the ordinary course of business.

Method of Sale

The Republic may sell the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If the Republic uses underwriters or dealers in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Republic may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

The Republic may also sell the debt securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of debt securities and will disclose any commissions the Republic may pay those agents.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, the Republic may offer the debt securities to holders of other debt securities issued or guaranteed by the Republic as consideration for the Republic’s purchase or exchange of the other debt securities. The Republic may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other debt securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same debt securities using the methods discussed above.

Agents and underwriters may be entitled to indemnification by the Republic against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution from the Republic with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, the Republic in the ordinary course of business.

In compliance with Financial Industry Regulatory Authority guidelines, the maximum compensation to any underwriters or agents in connection with the sale of any debt securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8% of the aggregate total offering price to the public of such debt securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Non-U.S. Offerings

The Republic will generally not register under the Securities Act of 1933 the debt securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, the Republic cannot offer, sell or deliver such debt securities within the United States. When the Republic offers or sells debt securities outside the United States, each underwriter or dealer will acknowledge that the debt securities:

•	have not been and will not be registered under the Securities Act of 1933; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Each underwriter or dealer will agree that:

•

it has not offered or sold, and will not offer or sell, any of these unregistered debt securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act of 1933; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these debt securities.

VALIDITY OF THE SECURITIES

The validity of the debt securities and warrants will be passed upon for the Republic as to Indonesian law by the Legal Bureau of the Ministry of Finance of the Republic, and as to all matters of U.S. law by Allen Overy Shearman Sterling (Asia) Pte. Ltd., special New York counsel to the Republic.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The authorized representative of the Republic in the United States of America is the Chief Representative of Bank Indonesia New York, whose address is 25/F, 200 Vesey Street, New York, New York, 10285.

EXPERTS AND OFFICIAL STATEMENTS AND DOCUMENTS

Information contained herein whose source is identified as a publication of the Republic or one of its agencies or instrumentalities relies on the authority of the publication as a public official document of the Republic. All other information contained herein is included as a public official statement made on the authority of Suminto, Director General of Budget Financing and Risk Management of the Ministry of Finance of the Republic.

FURTHER INFORMATION

The Republic has filed a registration statement for the securities with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

The Republic is not subject to the informational requirements of the Securities Exchange Act of 1934. The Republic commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2017. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. or over the Internet at www.sec.gov.

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2023 filed with the SEC on July 22, 2024; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed before, on or after the date of this prospectus and before all of the debt securities and warrants are sold.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

REPUBLIC OF INDONESIA

Ministry of Finance of the Republic of Indonesia

Gedung Frans Seda, 2nd Floor Jl. Dr. Wahidin No.1

Jakarta 10710

Indonesia

TRUSTEE

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

PAYING AGENT, TRANSFER AGENT AND REGISTRAR	PAYING AGENT	TRANSFER AGENT AND REGISTRAR
For securities cleared through DTC	For securities cleared through Euroclear and Clearstream	For securities cleared through Euroclear and Clearstream
The Bank of New York Mellon	The Bank of New York	The Bank of New York
240 Greenwich Street	Mellon, London Branch	Mellon SA/NV, Luxembourg
New York, NY 10286	160 Queen Victoria Street	Branch
United States of America	London EC4V 4LA	Vertigo Building-Polaris
	United Kingdom	2-4 rue Eugène Ruppert
L-2453 Luxembourg

LEGAL ADVISORS TO THE REPUBLIC OF INDONESIA

as to U.S. law	as to Indonesian law
Allen Overy Shearman Sterling (Asia) Pte. Ltd.	Ginting & Reksodiputro
50 Collyer Quay	in association with A&O Shearman
09-01 OUE Bayfront	The Energy Building, 15th Floor,
Singapore 049321	Sudirman Central Business District
Jl Jend Sudirman Kav 52-53
Jakarta 12190, Indonesia

LEGAL ADVISERS TO THE JOINT LEAD MANAGERS, JOINT BOOKRUNNERS AND DOMESTIC DEALERS

as to U.S. law	as to Indonesian law
Linklaters Singapore Pte. Ltd.	Soemadipradja & Taher
2 Central Boulevard, #28-01 West Tower	Wisma GKBI, Level 9
IOI Central Boulevard Towers	Jalan Jenderal Sudirman
Singapore 018916	No. 28, 10210
Indonesia

SGX-ST LISTING AGENT

Allen Overy Shearman Sterling LLP

50 Collyer Quay

09-01 OUE Bayfront

Singapore 049321